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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

QTS REALTY TRUST, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

QTS REALTY TRUST, INC.

12851 Foster Street
Overland Park, Kansas 66213

March 19, 2018

Dear Stockholder:

        You are cordially invited to the 2018 Annual Meeting of Stockholders (the "Annual Meeting") of QTS Realty Trust, Inc. to be held on Thursday, May 3, 2018 at 8:00 a.m., Central Time. The Annual Meeting will be held at our corporate headquarters located at 12851 Foster Street, Overland Park, Kansas 66213.

        At the Annual Meeting, stockholders will be asked to (i) elect eight directors to our Board of Directors, (ii) approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in our Proxy Statement ("Say-on-Pay"), (iii) ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018, and (iv) transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof. The accompanying Notice of 2018 Annual Meeting of Stockholders describes these matters.

        The Board of Directors appreciates and encourages your participation in the Annual Meeting. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Accordingly, please vote your shares by submitting your proxy. If you do attend the Annual Meeting, you may withdraw your proxy and vote in person if you so choose.

        We have elected to provide access to our proxy materials on the Internet under the U.S. Securities and Exchange Commission's "notice and access" rules, instead of mailing printed copies of those materials to each stockholder. Our proxy materials are available at www.proxyvote.com. We have sent to our stockholders a Notice of Internet Availability of Proxy Materials that provides instructions on how to access our proxy materials on the Internet. Please read the enclosed information carefully before submitting your proxy.

Sincerely,

Chad L. Williams Chairman and Chief Executive Officer

QTS REALTY TRUST, INC.

12851 Foster Street
Overland Park, Kansas 66213

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS
To be held on May 3, 2018

To the Stockholders of QTS Realty Trust, Inc.:

        NOTICE IS HEREBY GIVEN that the 2018 Annual Meeting of Stockholders (the "Annual Meeting") of QTS Realty Trust, Inc., a Maryland corporation (the "Company"), will be held at the Company's corporate headquarters located at 12851 Foster Street, Overland Park, Kansas 66213 on Thursday, May 3, 2018, at 8:00 a.m., Central Time, for the following purposes:

  1.
  To elect eight directors to the Board of Directors to serve until the 2019 Annual Meeting of Stockholders and until their successors have been duly elected and qualify;

  2.
  To approve, on a non-binding advisory basis, the compensation of the Company's named executive officers as disclosed in the Company's Proxy Statement;

  3.
  To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018; and

  4.
  To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

        The Company knows of no other matters to come before the Annual Meeting. Only holders of record of shares of the Company's common stock at the close of business on March 9, 2018 are entitled to notice of and to vote at the Annual Meeting or at any adjournments or postponements thereof.

        Regardless of the number of shares of stock you hold, as a stockholder your role is very important, and the Board of Directors strongly encourages you to exercise your right to vote. Pursuant to the U.S. Securities and Exchange Commission's "notice and access" rules, the Company's Proxy Statement and 2017 Annual Report to Stockholders are available online at www.proxyvote.com.

By Order of the Board of Directors,

Shirley E. Goza Secretary, Vice President and General Counsel

March 19, 2018

Overland Park, Kansas

        WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO VOTE BY INTERNET, BY TELEPHONE, OR BY MAIL BY COMPLETING, DATING AND SIGNING THE ACCOMPANYING PROXY CARD AND RETURNING IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

i

ii

QTS REALTY TRUST, INC.

12851 Foster Street
Overland Park, Kansas 66213

PROXY STATEMENT

 ABOUT THE MEETING

Why am I receiving this Proxy Statement?

        This Proxy Statement is furnished by the Board of Directors (the "Board") of QTS Realty Trust, Inc. in connection with the Board's solicitation of proxies for the 2018 Annual Meeting of Stockholders of QTS Realty Trust, Inc. (the "Annual Meeting") to be held on Thursday, May 3, 2018, at 8:00 a.m., Central Time, at our corporate headquarters located at 12851 Foster Street, Overland Park, Kansas 66213, and at any adjournments or postponements thereof. This Proxy Statement first will be made available to stockholders on or about March 19, 2018. Unless the context requires otherwise, references in this Proxy Statement to "QTS," "we," "our," "us" and the "Company" refer to QTS Realty Trust, Inc., a Maryland corporation, together with its consolidated subsidiaries.

Why didn't I automatically receive a paper copy of the Proxy Statement, proxy card and Annual Report?

        Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the "SEC"), we have elected to provide access to our proxy materials via the Internet. Accordingly, rather than paper copies of our proxy materials, we are sending a Notice of Internet Availability of Proxy Materials (the "Proxy Notice") to our stockholders that provides instructions on how to access our proxy materials on the Internet.

How can I receive electronic access to the proxy materials?

        The Proxy Notice includes instructions on how to access our proxy materials over the Internet at www.proxyvote.com and how to request a printed set of the proxy materials by mail or an electronic set of materials by e-mail.

        In addition, stockholders may request to receive future proxy materials in printed form, by mail, or electronically by e-mail on an ongoing basis. Choosing to receive future proxy materials by e-mail will save the Company the cost of printing and mailing documents to you and will reduce the environmental impact of our Annual Meeting. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive future proxy materials by e-mail will remain in effect until you terminate it.

What am I being asked to vote on?

        You are being asked to vote on the following proposals:

  •
  Proposal 1 (Election of Directors):  The election of the eight director nominees to the Board, to serve until the 2019 Annual Meeting of Stockholders and until their successors have been duly elected and qualify;

  •
  Proposal 2 (Say-on-Pay):  The approval, on a non-binding advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement; and

  •
  Proposal 3 (Ratification of the appointment of Ernst & Young LLP):  The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018.

        Our Board knows of no other matters to be brought before the Annual Meeting.

What are the Board's voting recommendations?

        The Board recommends that you vote as follows:

  •
  Proposal 1 (Election of Directors): "FOR" each of the Board's nominees for election as directors;

  •
  Proposal 2 (Say-on-Pay): "FOR" the approval, on a non-binding advisory basis, of the compensation of the Company's named executive officers as disclosed in this Proxy Statement; and

  •
  Proposal 3 (Ratification of the appointment of Ernst & Young LLP): "FOR" ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018.

Who is entitled to vote at the Annual Meeting?

        The close of business on March 9, 2018 has been fixed as the record date (the "Record Date") for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. Only holders of record of our Class A common stock and Class B common stock (collectively, "common stock") as of the close of business on the Record Date, or their duly appointed proxies, are entitled to receive notice of, to attend, and to vote at the Annual Meeting. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in "street name," and you must obtain a proxy from your brokerage firm, bank, broker-dealer, trustee or nominee, giving you the right to vote the shares at the Annual Meeting. On the Record Date, our outstanding voting securities consisted of 50,994,985 shares of Class A common stock and 128,408 shares of Class B common stock.

What are the voting rights of stockholders?

        Each share of Class A common stock is entitled to one vote on each matter to be voted on. Each share of Class B common stock is entitled to 50 votes on each matter to be voted on. As an umbrella partnership real estate investment trust, limited partnership interests in the Company's operating partnership, QualityTech, LP (the "Operating Partnership"), do not have any voting rights with respect to the Company, but may be converted by the holder into shares of Class A common stock on a one-for-one basis or cash at the discretion of the Company. The shares of Class B common stock were issued in order to provide the holder with voting rights that are aligned with the holder's economic interest in the Company, i.e., the voting rights that such holder would otherwise have if the holder converted the limited partnership interests of the Operating Partnership he holds for shares of Class A common stock. Without the votes afforded by the Class B common stock, the holder's fully diluted ownership in the Company and the Operating Partnership would exceed such holder's voting rights in the Company. The shares of Class B common stock automatically convert into Class A common stock on a one-to-one basis to the extent they are transferred to a person other than a permitted transferee (generally, the holder, a family member of such holder or entities owned by or for the benefit of them), or to the extent the holder thereof transfers a proportional number of OP units of the Operating Partnership to a person other than a permitted transferee. The Board may not increase the number of shares of Class B common stock that we have authority to issue or reclassify any shares of our capital stock as Class B common stock without stockholder approval. Mr. Chad L. Williams, the Company's Chairman and Chief Executive Officer, is the sole Class B common stockholder and, as of the record date, beneficially owned 13.2% of the Company's class A common stock. Class A common stockholders and Class B common stockholders vote together as one class. Votes may not be cumulated.

How do I vote?

        If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares, and the Proxy Notice was sent directly to you by us. In that case, if you choose not to attend the Annual Meeting and vote in person, you may instruct the proxy holders named in the proxy card how to vote your shares of common stock in one of the following ways:

  •
  Vote online.  You can access proxy materials and vote at www.proxyvote.com. To vote online, you must have a stockholder identification number provided in the Proxy Notice.

  •
  Vote by telephone.  If you received printed materials, you also have the option to vote by telephone by following the "Vote by Phone" instructions on the proxy card.

  •
  Vote by regular mail.  If you received printed materials and would like to vote by mail, please mark, sign and date your proxy card and return it promptly in the postage-paid envelope provided.

        If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in "street name," and the Proxy Notice was forwarded to you by that organization. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. If you choose not to attend the Annual Meeting and vote in person, you should instruct your broker or nominee how to vote your shares by following the voting instructions provided by your broker or nominee. If you request printed copies of the proxy materials by mail, you will receive a vote instruction form for this purpose.

        Of course, you always may choose to attend the Annual Meeting and vote your shares in person. If you do attend the Annual Meeting and have already submitted a proxy, you may withdraw your proxy and vote in person.

How are proxy card votes counted?

        Proxies submitted properly via one of the methods discussed above will be voted in accordance with the instructions contained therein. If the proxy is submitted but voting directions are not made, the proxy will be voted "FOR" each of the eight director nominees, "FOR" approval, on a non-binding advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement, and "FOR" ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018, and in such manner as the proxy holders named on the proxy (the "Proxy Agents"), in their discretion, determine upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        If your shares of common stock are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, under applicable rules of the New York Stock Exchange (the "NYSE") (the exchange on which our Class A common stock is traded), the brokers will vote your shares according to the specific instructions they receive from you. If brokers that hold shares of our common stock for a beneficial owner do not receive voting instructions from that owner at least 10 days prior to the Annual Meeting, the broker may vote only on the proposal if it is considered a "routine" matter under the NYSE's rules. On "non-routine" matters, brokers do not have discretionary voting power and cannot vote without instructions from the beneficial owners, resulting in a so-called "broker non-vote." Pursuant to the rules of the NYSE, the election of directors and the approval, on a non-binding advisory basis, of the Say-on-Pay proposal are "non-routine" matters, and brokerage firms may not vote on these matters without instructions from their clients, resulting in broker non-votes. In contrast, ratification of the appointment of an independent registered public accounting firm is considered a "routine" matter under NYSE's rules, which means that brokers have discretionary voting authority to the extent they have not received voting instructions from their client on the matter.

How many votes are needed for the proposals to pass?

        The proposals to be voted on at the Annual Meeting have the following voting requirements:

  •
  Proposal 1 (Election of Directors):  With respect to Proposal One, you may vote "FOR" all nominees, "WITHHOLD" your vote as to all nominees, or "FOR" all nominees except those specific nominees from whom you "WITHHOLD" your vote. Pursuant to our bylaws, directors will be elected by a plurality of votes cast at the Annual Meeting, with each share being entitled to vote for as many individuals as there are directors to be elected and for whose election the share is entitled to vote. Therefore, the eight director nominees receiving the highest number of "FOR" votes will be elected. There is no cumulative voting in the election of directors. For purposes of the election of directors, abstentions, votes marked "WITHHOLD" and other shares not voted (whether by broker non-votes or otherwise) will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

  •
  Proposal 2 (Say-on-Pay):  You may vote "FOR," "AGAINST" or "ABSTAIN" on Proposal Two. The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement. For purposes of the vote on Proposal Two, a majority of the votes cast means that the shares voted "FOR" the proposal must exceed the votes "AGAINST" the proposal, and therefore abstentions and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote. However, both abstentions and broker non-votes will count toward the presence of a quorum.

  •
  Proposal 3 (Ratification of the appointment of Ernst & Young LLP):  You may vote "FOR," "AGAINST" or "ABSTAIN" on Proposal Three. Pursuant to our bylaws, the affirmative vote of a majority of the votes cast at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018. For purposes of the vote on Proposal Three, a majority of the votes cast means that the shares voted "FOR" the proposal must exceed the votes "AGAINST" the proposal, and therefore abstentions and other shares not voted will not be counted as votes cast and will have no effect on the result of the vote. However, abstentions will count toward the presence of a quorum.

What will constitute a quorum at the Annual Meeting?

        Holders representing a majority of all votes of our outstanding common stock entitled to be cast at the Annual Meeting must be present, in person or by proxy, for a quorum to exist. If the shares present in person or by proxy at the Annual Meeting do not constitute a quorum, the Annual Meeting may be adjourned to a subsequent time. Shares that are voted "FOR," "AGAINST," "ABSTAIN" or "WITHHOLD" will be treated as being present at the Annual Meeting for purposes of establishing a quorum. Accordingly, if you have returned a valid proxy or attend the Annual Meeting in person, your shares will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the Annual Meeting. Broker non-votes also will be counted as present for purposes of determining the presence of a quorum.

If I plan to attend the Annual Meeting, should I still vote by proxy?

        Yes. Voting in advance does not affect your right to attend the Annual Meeting. If you send in your proxy card and also attend the Annual Meeting, you do not need to vote again at the Annual Meeting unless you want to change your vote. Written ballots will be available at the meeting for stockholders of record. If you are not a stockholder of record but hold shares through a broker or nominee (i.e., in street name), you may vote your shares in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions prior to the meeting as described above so that your vote will be counted if you later decide not to attend the meeting.

Who can attend the Annual Meeting?

        Only stockholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting. Stockholders may be asked to present valid picture identification such as a driver's license or passport and proof of stock ownership as of the Record Date. If you are not a stockholder of record but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership on the Record Date, such as your most recent account statement, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. The use of cell phones, smartphones, pagers, recording and photographic equipment and/or computers is not permitted at the Annual Meeting. For directions to the Annual Meeting, contact Investor Relations at (678) 835-4443 or ir@qtsdatacenters.com.

Will any other matters be voted on?

        The proposals set forth in this Proxy Statement constitute the only business that the Board intends to present at the Annual Meeting. The proxy does, however, confer discretionary authority upon the Proxy Agents or their substitutes to vote on any other business that may properly come before the meeting. If the Annual Meeting is postponed or adjourned, the Proxy Agents can vote your shares on the new meeting date as well, unless you have revoked your proxy.

Can I change my vote after I have voted?

        You may revoke your proxy at any time prior to its use by (i) delivering a written notice of revocation to our Secretary, (ii) filing a duly executed proxy bearing a later date with us or (iii) attending the Annual Meeting and voting in person. If your shares of common stock are held by a broker, bank or any other persons holding common stock on your behalf, you must contact that institution to revoke a previously authorized proxy.

        The enclosed proxy for the Annual Meeting is being solicited by the Board. We will pay the costs of soliciting proxies. In addition to soliciting proxies by mail, certain of our directors, officers and employees may solicit proxies by telephone, personal contact, or other means of communication. They will not receive any additional compensation for these activities. In addition, we will, upon request, reimburse brokers, banks and other persons holding common stock on behalf of beneficial owners for the reasonable expenses incurred by them in forwarding proxy materials to beneficial owners.

        No person is authorized to give any information or to make any representation not contained in this Proxy Statement, and, if given or made, you should not rely on that information or representation as having been authorized by us. The delivery of this Proxy Statement does not imply that the information herein has remained unchanged since the date of this Proxy Statement.

Whom should I call if I have questions or need assistance voting my shares?

        Please call Stephen Douglas at (678) 835-4443 or email ir@qtsdatacenters.com if you have any questions in connection with voting your shares.

PROPOSAL ONE: ELECTION OF DIRECTORS

        The Board has set the number of directors at eight. The eight individuals named below, each of whom currently serves on our Board, have been recommended by our Nominating and Corporate Governance Committee and nominated by our Board to serve on the Board until our 2019 Annual Meeting of Stockholders and until their respective successors are elected and qualify. Based on its review of the relationships between the director nominees and the Company, the Board has determined that all of our directors, other than Chad L. Williams, are independent under applicable SEC and NYSE rules.

        The Board has no reason to believe that any of the persons named below as a nominee for our Board will be unable, or will decline, to serve as a member of the Board if elected. If any nominee is unavailable for election or service, the Board may designate a substitute nominee and the Proxy Agents will vote for the substitute nominee recommended by the Board. Under these circumstances, the Board also may, as permitted by our bylaws, decrease the size of the Board.

        The Nominating and Corporate Governance Committee has set forth in a written policy minimum qualifications that a director candidate must possess. In addition, the written policy sets forth certain additional qualities and skills that, while not a prerequisite for nomination, should be considered by the Committee when evaluating a particular candidate. See "Corporate Governance and Board Matters—Director Nominee Selection Process."

Nominees for Election as Directors

        The table below sets forth the names and ages of each of the individuals nominated for election at the Annual Meeting, as well as the positions and offices with us currently held by these individuals.

Name	Position With the Company	Age as of the Annual Meeting
Chad L. Williams	Director, Chairman and Chief Executive Officer	47
John W. Barter	Director	71
William O. Grabe	Director	80
Catherine R. Kinney	Director	66
Peter A. Marino	Director	76
Scott D. Miller	Director	65
Philip P. Trahanas	Director	47
Stephen E. Westhead	Director	54

        Set forth below is certain biographical information of our director nominees.

        Chad L. Williams has been our Chairman and Chief Executive Officer since May 2013 and was the Chairman and Chief Executive Officer of our predecessor from 2003 until our initial public offering in October 2013. Mr. Williams has more than 27 years of experience in the management and development of various private companies and more than 18 years of experience in the ownership, management and development of commercial real estate, the last 12 of which have been focused on data center properties. In his role as Chief Executive Officer, Mr. Williams has been directly involved in every aspect of our business, from strategic acquisitions and financing, to site selection, design, development and construction and customer management. Mr. Williams currently serves on the board of directors for the U.S. Dream Academy, an organization that focuses on intervening in the lives of children of incarcerated parents. Its mission is to empower these at-risk children to maximize their potential by providing them with academic, social and values-enrichment through supportive mentoring and the use of technology.

        Our Board determined that Mr. Williams should serve on our Board based on the perspective and experience he brings as our founder and Chief Executive Officer, his experience as a successful business leader and entrepreneur and his in-depth knowledge of the Company and the real estate industry.

        John W. Barter has been our director since August 2013 and was a director of our predecessor from 2010 until our initial public offering in October 2013. Mr. Barter serves as the chair of the Audit Committee. Mr. Barter has more than 29 years of experience in financial management, mergers and acquisitions, executive management and planning and analysis. Mr. Barter served as the chief operating officer of Spring Hill College from November 2013 until June 2015. Mr. Barter was the chief financial officer of Kestral Solutions, Inc., a technology company, from 2000 to 2001. Prior to this, Mr. Barter held various positions with AlliedSignal, Inc., now called Honeywell International, Inc. (NYSE: HON), a technology company, for most of the time between 1973 to 1997, and was an executive vice president and president of AlliedSignal Automotive from 1994 to 1997 and chief financial officer from 1988 to 1994. He currently serves on the boards of directors of Dice Holdings, Inc. (NYSE: DHX) and Engility Holdings, Inc. (NYSE: EGL), and previously served on the boards of directors of Lenovo Group Limited, a personal technology company (HKSE: 992), from 2005 until 2010, SRA International from 2003 until 2011 and Genpact Ltd. (NYSE: G) from 2005 to 2014. Mr. Barter earned a Bachelor of Science degree in physics from Spring Hill College and a Master of Business Administration in finance from Tulane University.

        Our Board determined that Mr. Barter should serve on our Board based on his financial acumen and management experience.

        William O. Grabe has been our director since August 2013 and was a director of our predecessor from 2009 until our initial public offering in October 2013. Mr. Grabe serves as the chair of our Compensation Committee. Mr. Grabe has over 44 years of experience in investment management and corporate operations. Mr. Grabe is an advisory director of General Atlantic LLC, a global investment firm, and was a managing director at General Atlantic LLC from 1992 to 2010. Prior to joining General Atlantic LLC, Mr. Grabe held executive positions in sales, marketing and operations at IBM Corporation and was the general manager for the Marketing and Services Group from 1988 to 1992. Mr. Grabe currently serves on the boards of directors of Lenovo Group Limited, a personal technology company (SEHK: 992), and Gartner, Inc., a technology research company (NYSE: IT). He previously served on the boards of directors of Compuware Corporation, a software company (NASDAQ: CPWR), from 1992 to 2014, Covisint Corporation, a software company (NASDAQ: COVS), from 2013 to 2017, Infotech Enterprises Limited (BSE: 532175; NSE: INFOTECENT) from 2007 to 2010 and iGATE Computer Systems Limited (f/k/a Patni Computer Systems Limited, NYSE: PTI) from 2002 to 2011 and the boards of directors of several other public and private global technology companies. Mr. Grabe earned a Master of Business Administration from the UCLA Graduate School of Business and a Bachelor of Science degree in engineering from New York University.

        Our Board determined that Mr. Grabe should serve on our Board based on his business experience in sales and operations, his experience as a director of other public companies in the technology sector and his investment management experience.

        Catherine R. Kinney has been our director since August 2013 and was a director of our predecessor from May 2013 until our initial public offering in October 2013. Ms. Kinney serves as the chair of our Nominating and Corporate Governance Committee. Ms. Kinney has over 39 years of experience in securities regulation and management. Ms. Kinney retired from NYSE Euronext in March 2009, having served as the president and co-chief operating officer from 2002-2008. From 2007-2009, she served in Paris, overseeing global listings, marketing and branding, and serving as part of the integration team following the merger of The New York Stock Exchange and Euronext in April, 2007. Ms. Kinney joined the NYSE in 1974 and held management positions with responsibility for several divisions including: all client relationships from 1996 to 2007, trading floor operations and technology from 1987 to 1996 and regulation from 2002 to 2004. Ms. Kinney currently serves on the boards of directors of MetLife, Inc. (NYSE: MET), and MSCI Inc. (NYSE: MSCI). Ms. Kinney previously served as a director of NetSuite, Inc. (NYSE: N). Ms. Kinney earned a Bachelor of Arts degree from Iona College and completed the Advanced Management Program at Harvard Business School. Ms. Kinney also has received honorary degrees from Georgetown University, Fordham University and Rosemont College.

        Our Board determined that Ms. Kinney should serve on our Board based on her extensive leadership, management and corporate governance experience and experience as a director of other public companies.

        Peter A. Marino has been our director since August 2013 and was a director of our predecessor from 2012 until our initial public offering in October 2013. Mr. Marino has over 29 years of executive experience. Mr. Marino has been a private consultant for government and industry on defense and intelligence issues since 1999. From 1996 to 1999, Mr. Marino was the president and chief executive officer of Firearms Training Systems, Inc., a provider of software and hardware simulation training systems for military, law enforcement and security forces. From 1991 to 1996, Mr. Marino served as senior vice president of E-Systems Corporation, a computing and software company which was acquired by Raytheon (NYSE: RTN) in 1995. Mr. Marino previously served as president and chief operating officer of Fairchild Industries, an aerospace and defense company, from 1988 to 1990 and was president and chief operating officer of Lockheed Electronics Company, Inc., a defense electronics company, from 1986 to 1988. From 1970 to 1986, he served in numerous capacities at the Central Intelligence Agency, including director of technical service and deputy director for the Office of Research and Development. He also attended the Senior Executive Fellows program at Harvard University. Mr. Marino currently serves on the board of directors of Engility Corporation (NYSE: EGL). Mr. Marino previously served as a director of Argon ST, Inc., a former public company, from 2004 to 2010. Mr. Marino earned a Master of Science in acoustics (engineering physics) from The Pennsylvania State University and a Bachelor of Science degree in physics from Rollins College.

        Our Board determined that Mr. Marino should serve on our Board based on his experience as a successful business leader and entrepreneur, his government-related experience, his cybersecurity experience and his technology experience.

        Scott D. Miller has been our director since August 2013 and was a director of our predecessor from May 2013 until our initial public offering in October 2013. Mr. Miller has over 34 years of executive experience. Mr. Miller is the chief executive officer of SSA & Company, a management consulting firm focusing on process improvement, the chief executive officer of G100, a membership organization providing a forum for current, future and recent chief executive officers of leading public and private companies and private equity firms, and the managing general partner of MSP, LLC, a private real estate development and investment company. He also serves as special advisor to General Atlantic LLC. Prior to joining SSA & Company in March 2004, Mr. Miller served as non-executive vice chairman of Hyatt Hotels and Resorts Corporation (NYSE: H), a global hospitality company, from 2003 to 2004, the president from 1999 to 2003 and executive vice president from 1997 to 1999. Mr. Miller also was the president and chief executive officer of United Infrastructure Company, a public infrastructure development company, from 1993 to 1997. From 1981 to 1993, he was a founding partner of The John Buck Company, a real estate brokerage, management and development company. Mr. Miller served on the boards of directors of Affinion Group, Inc. from 2011 to 2013, AXA Equitable Life Insurance Company from 2002 to 2012, Orbitz Worldwide, Inc. (NYSE: OWW) from 2003 to 2004, and NAVTEQ Corporation from 2004 to 2008. Mr. Miller earned a Master of Business Administration from the University of Chicago and a Bachelor of Arts degree in human biology from Stanford University.

        Our Board determined that Mr. Miller should serve on our Board based on his leadership and management experience as a principal executive officer of diverse organizations and experience as a director of other public companies.

        Philip P. Trahanas has been our director since August 2013 and was a director of our predecessor from 2009 until our initial public offering in October 2013. Mr. Trahanas serves as our lead independent director. Mr. Trahanas has over 21 years of experience in financial advisory, investing and investment management, as well as over 10 years of experience serving on private and public company boards. Between 2000 and 2014, Mr. Trahanas was a Managing Director of General Atlantic LLC, a global investment firm. From 1996 to 2000, Mr. Trahanas worked at Morgan Stanley (NYSE: MS), a global financial services firm, where he was a member of the high technology corporate finance team, was a merger and acquisition specialist and was a member of the investment banking division's operating management team. Prior to joining Morgan Stanley, Mr. Trahanas was an electrical engineer at General Electric (NYSE: GE), a diversified technology, media and financial services company, where he specialized in communications equipment and semiconductor design. Mr. Trahanas currently serves on the board of directors of InterDigital, Inc. (NASDAQ: IDCC). Mr. Trahanas earned a Bachelor of Engineering degree in electrical engineering from The Cooper Union for the Advancement of Science and Art, a Master of Business Administration from the University of Pennsylvania Wharton School and a Master of Science degree in engineering from the University of Pennsylvania Moore School of Engineering.

        Our Board determined that Mr. Trahanas should serve on our Board based on his extensive operating, investment banking and private equity experience.

        Stephen E. Westhead has been our director since August 2013 and was a director of our predecessor from May 2013 until our initial public offering in October 2013. Mr. Westhead has over 29 years of experience in management. Since 2007, Mr. Westhead has been the chief executive officer and lead investor of US Trailer, a semi-trailer leasing company. From January 2013 to September 2015, Mr. Westhead served as the chief marketing officer of Satori Group, Inc., an IT company. From 1987 to 2009, Mr. Westhead served as senior vice president of commercial lines underwriting for Philadelphia Insurance Companies, an insurance company. Mr. Westhead earned a Bachelor of Science degree in business administration from Cabrini College.

        Our Board determined that Mr. Westhead should serve on our Board based on his executive management experience.

Vote Required and Recommendation

        Directors are elected by plurality vote. Therefore, the eight director nominees receiving the highest number of "FOR" votes will be elected. There is no cumulative voting in the election of directors. For purposes of this Proposal One, abstentions, votes marked "WITHHOLD" and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
ELECTION OF EACH OF THE NOMINEES SET FORTH ABOVE.

 PROPOSAL TWO: ADVISORY VOTE ON EXECUTIVE COMPENSATION

        Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), our stockholders are entitled to cast a non-binding advisory vote at the Annual Meeting to approve the compensation of our named executive officers, as disclosed pursuant to the SEC's compensation disclosure rules, including the "Compensation Discussion and Analysis" section of this Proxy Statement, or "CD&A," the compensation tables and accompanying narrative disclosures. We refer to this as our "Say-on-Pay" vote. While this Say-on-Pay vote is an advisory vote that is not binding on the Company or the Board, we value the views of our stockholders and the Board's Compensation Committee, which administers our executive compensation program, and will consider the outcome of the vote when making future compensation decisions. In 2016, our Board considered the results of our "say-on-frequency" vote and determined that we will provide our stockholders with the ability to approve, on a non-binding advisory basis, the compensation of the named executive officers every year until our next say-on-frequency vote is conducted, which will be no later than 2022.

        We believe that our executive compensation program rewards performance and aligns the interests of our executive officers with those of our stockholders, thereby reflecting our compensation philosophy of "pay-for-performance." Central to that goal are base salaries, which serve to fairly reward our executive officers for their value to the organization in successfully performing their respective roles, and incentive compensation, which serves to motivate and reward our executives for performance, including the achievement of our financial and operational objectives, individual goals and value creation for our stockholders. We believe that our executive compensation program allows us to attract and retain the best executive talent, and we actively evaluate and reassess our executive compensation program in light of the industry in which we operate, the marketplace for executive talent in which we compete and evolving compensation governance and best practices.

        In implementing our executive compensation program, we focus on compensating our executive officers fairly and in a manner that promotes our compensation philosophy, seeking alignment with our annual and longer-term performance. We seek to maintain flexibility in our compensation program to allow us to adapt components and levels of compensation in order to motivate, reward and retain individual named executive officers within the context of the attainment of performance objectives. When determining the overall compensation of our named executive officers, including base salaries and annual short-term and long-term incentive amounts, the Compensation Committee considers a number of factors it deems important, including:

  •
  the executive officer's experience, knowledge, skills, level of responsibility and potential to influence our performance;

  •
  the business environment, our strategy, and our financial, operational and market performance;

  •
  corporate governance and regulatory factors related to executive compensation; and

  •
  marketplace compensation levels and practices.

        In order to achieve our compensation objectives, we have developed strong compensation practices while avoiding others:

What we do		What we don't do
✓	Significant portion of executive pay is variable "at risk" compensation, designed to achieve pay-for-performance objectives	✗	No guaranteed salary increases, cash incentive compensation or equity grants
✓	Balanced mix of performance measures used to ensure a focus on our overall performance	✗	Limited perquisites and supplemental benefits to our executive officers
✓	Emphasis on equity-based compensation to provide long-term incentives	✗	No excise tax gross-up payments
✓	Executive officers and directors are subject to rigorous stock ownership guidelines	✗	No hedging of our securities by directors and employees, including named executive officers
✓	Clawback policy to recover compensation from our Chief Executive Officer or Chief Financial Officer engaging in fraud or intentional illegal conduct that leads to a restatement of financials	✗	No single-trigger change in control provisions

        We believe that our executive compensation program achieves our compensation objectives. Accordingly, we ask our stockholders to vote "FOR" the following resolution at the Annual Meeting:

        "RESOLVED, that the Company's stockholders approve, on a non-binding advisory basis, the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion in this Proxy Statement."

Vote Required and Recommendation

        The affirmative vote of a majority of all votes cast at the Annual Meeting is required for approval, on a non-binding advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement. For purposes of approving this Proposal Two, abstentions and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

 PROPOSAL THREE: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of our Board, which is composed entirely of independent directors, has appointed Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018. Although stockholder approval is not required, we desire to obtain from our stockholders an indication of their approval of the Audit Committee's selection of Ernst & Young LLP as the Company's independent registered public accounting firm for 2018. Even if the appointment of Ernst & Young LLP as our independent registered public accounting firm is ratified, the Audit Committee may, in its discretion, change that appointment at any time during the year should it determine that such a change would be in our and our stockholders' best interests. If our stockholders do not ratify this appointment, the Audit Committee may consider the appointment of another independent registered public accounting firm, but will not be required to appoint a different firm.

        A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. He or she will have the opportunity to make a statement if he or she desires and is expected to be available to respond to appropriate questions.

Vote Required and Recommendation

        The affirmative vote of a majority of all votes cast at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018. For purposes of approving this Proposal Three, abstentions and other shares not voted will not be counted as votes cast and will have no effect on the result of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE
APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018.

Principal Accountant Fees and Services

        The following table summarizes the fees billed by Ernst & Young LLP for professional services rendered for the fiscal years ended December 31, 2017 and 2016.

	2017	2016
Audit Fees(1)	$1,618,365	$1,358,114
Audit-Related Fees	$—	$22,102
Tax Fees(2)	$112,413	$245,928
All Other Fees	$—	$—

Total	$1,730,778	$1,626,144

(1)
Audit fees for 2017 and 2016 include audit fees for services associated with review of registration statements in 2017 and 2016, related issuances of comfort letters and consents and other services related to SEC matters.

(2)
Tax fees consist of tax and consulting fees relating to services provided associated with tax return preparation, tax consultations and other similar matters.

Pre-Approval Policies and Procedures

        The Audit Committee's policy is to review and pre-approve, either pursuant to the Audit Committee's Policies and Procedures for the Approval of Audit Services and Permitted Non-Audit

Services or through a separate pre-approval by the Audit Committee, any engagement of the Company's independent auditor to provide any audit or non-audit services to the Company. Pursuant to the Audit Committee's pre-approval policy, the Committee has pre-approved certain specified audit, audit-related, tax and other services for the audit cycle ending in March 2019. Permissible audit, audit-related, tax and other services other than those specifically pre-approved pursuant to the pre-approval policy require specific pre-approval by the Audit Committee. All audit, audit-related, tax and other services provided to us for the year ended December 31, 2017 either were pre-approved by the Audit Committee or were approved pursuant to the Audit Committee's pre-approval policy. Pursuant to the pre-approval policy, the Audit Committee may delegate pre-approval authority to one or more of its members who are required to report any pre-approval decisions to the Committee at its next scheduled meeting.

AUDIT COMMITTEE REPORT

        The Audit Committee is composed of Messrs. Barter, Marino, Miller and Westhead. The members of the Audit Committee are appointed by and serve at the discretion of the Board.

        One of the principal purposes of the Audit Committee is to assist the Board in the oversight of the integrity of the Company's financial statements. The Company's management team has the primary responsibility for the financial statements and the reporting process, including the Company's accounting policies, internal audit function, system of internal controls and disclosure controls and procedures. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2017 with our management.

        The Audit Committee also is responsible for assisting the Board in the oversight of the qualification, independence and performance of the Company's independent auditors. The Audit Committee reviewed the audited financial statements for the year ended December 31, 2017 with the independent auditors, which are responsible for expressing an opinion on the conformity of those audited financial statements, including the notes thereto, with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards and those matters required to be discussed by applicable standards of the Public Company Accounting Oversight Board ("PCAOB") Statement of Auditing Standards No. 61.

        The independent auditors have provided to the Audit Committee the written disclosures regarding the independent auditors' independence required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and the Audit Committee has discussed with the independent auditors their independence.

        In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board the inclusion of the Company's audited consolidated financial statements in its Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for filing with the SEC.

Respectfully submitted,
The Audit Committee
JOHN W. BARTER (Chairman) PETER A. MARINO SCOTT D. MILLER STEPHEN E. WESTHEAD

        The Audit Committee Report above does not constitute "soliciting material" and will not be deemed "filed" or incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

 CORPORATE GOVERNANCE AND BOARD MATTERS

Corporate Governance Profile

        The Company's corporate governance is structured in a manner that the Board believes closely aligns the Company's interests with those of our stockholders. Notable features of our corporate governance structure include the following:

  •
  our Board is not staggered, with each of our directors subject to re-election annually;

  •
  of the eight persons who serve on our Board, seven, or 87.5% of our directors, have been determined by us to be independent for purposes of the NYSE's corporate governance listing standards and Rule 10A-3 under the Exchange Act;

  •
  all of the members of our Audit, Compensation and Nominating and Corporate Governance Committees are independent;

  •
  we have determined that one of our directors qualifies as an "audit committee financial expert" as defined by the SEC;

  •
  our stock ownership guidelines require directors to own securities of the Company equal to at least five times the annual base cash retainer and our Chief Executive Officer and other named executive officers to own securities of at least five times and three times his or her base salary, respectively;

  •
  our stockholders may amend our bylaws by a majority vote;

  •
  we have opted out of the Maryland business combination and control share acquisition statutes; and

  •
  we do not have a stockholder rights plan.

        The Company's charter and bylaws provide that the number of directors constituting the Board may be increased or decreased by a majority vote of the entire Board, provided the number of directors may not be greater than 15 and may not be decreased to fewer than the minimum number required under the Maryland General Corporate Law ("MGCL"), which currently is one director.

        There are no family relationships among our executive officers and directors. All board members except Mr. Williams have been determined by the Board to be independent under applicable NYSE and SEC rules.

Recent Corporate Governance Changes

        On March 8, 2017, our Board adopted an amendment to Article XIV of our bylaws to grant stockholders the right to amend the bylaws. This amendment was effective immediately. Before this amendment was adopted, our bylaws provided that our Board had the exclusive right to amend the bylaws, as permitted by Maryland law. Now, as a result of this amendment, our bylaws may be altered, amended or repealed either by our Board or by the affirmative vote of holders of shares representing a majority of all the votes entitled to be cast on the matter.

Board Leadership Structure

        Chad L. Williams has served as Chairman and Chief Executive Officer since May 2013 and was the Chairman and Chief Executive Officer of our predecessor from 2003 until our initial public offering. The Board does not have a policy regarding separation of the roles of Chief Executive Officer and Chairman of the Board. However, it evaluates the combined role of Chairman and Chief Executive Officer as part of the succession planning process. The Board has determined that, based on Mr. Williams' tenure with the Company and our predecessor since its inception, the perspective and experience he brings as our founder and Chief Executive Officer, and his in-depth knowledge of the Company and the real estate industry, Mr. Williams is well-positioned to lead Board discussions and that the combined role of Chairman and Chief Executive Officer is therefore in the best interests of the Company and stockholders.

        To strengthen the role of our independent directors and encourage independent Board leadership, the Board also has established the position of lead independent director, which currently is held by Philip P. Trahanas. In accordance with our Corporate Governance Guidelines, the responsibilities of the lead independent director include, among others:

  •
  serving as liaison among (i) management, including the Chief Executive Officer, (ii) our other independent directors and (iii) interested third parties and the Board;

  •
  presiding at executive sessions of the independent directors;

  •
  serving as the focal point of communication to the Board regarding management plans and initiatives;

  •
  ensuring that the role between Board oversight and management operations is respected;

  •
  providing the medium for informal dialogue with and among independent directors, allowing for free and open communication within that group; and

  •
  serving as the communication conduit for third parties who wish to communicate with the Board.

        Our lead independent director will be selected on an annual basis by a majority of independent directors then serving on the Board.

Executive Sessions

        During 2017, our non-management directors met in a special executive session without management at our March, May and November Board meetings. Mr. Trahanas, as lead independent director, chaired the sessions. Per our Corporate Governance Guidelines, the Board expects to conduct executive sessions limited to non-management directors at our regularly scheduled Board meetings, and at least annually will hold an executive session limited to independent directors.

Attendance of Directors at 2017 Board and Committee Meetings and Annual Meeting of Stockholders

        During 2017, the Board held six meetings. Every director attended at least 75% of the total number of meetings of the Board and all committees thereof on which such director served during 2017.

        In accordance with the Company's Corporate Governance Guidelines, directors are expected to attend the annual meeting of stockholders. All eight directors attended the 2017 Annual Meeting of Stockholders.

Committees of the Board

        Our Board has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each of these committees must have at least three members who are each independent directors, as that term is defined in the NYSE listing standards. Our Board may from time to time establish other committees to facilitate the management of our company.

        The table below provides membership information for each of the Board committees as of the date of this Proxy Statement:

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
John W. Barter	X (Chair)*
William O. Grabe		X (Chair)
Catherine R. Kinney		X	X (Chair)
Peter A. Marino	X		X
Scott D. Miller	X		X
Philip P. Trahanas		X
Stephen E. Westhead	X	X	X

*
Audit Committee financial expert.

        The Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee each operate under written charters adopted by the Board. These charters are available on our website at www.qtsdatacenters.com.

Audit Committee

        The Audit Committee consists of Messrs. Barter, Marino, Miller and Westhead, and Mr. Barter serves as its chairperson. The Audit Committee's written charter requires that all members of the committee meet the independence, experience, financial literacy and expertise requirements of the NYSE, the Sarbanes-Oxley Act of 2002, the Exchange Act and applicable rules and regulations of the SEC, all as in effect from time to time. Our Board has determined that all of the members of the Audit Committee meet the foregoing requirements.

        The Board also has determined that Mr. Barter is an "audit committee financial expert," as defined by the applicable SEC regulations and NYSE corporate governance listing standards, and has accounting or related financial management expertise.

        The principal functions of the Audit Committee include overseeing:

  •
  our accounting and financial reporting processes;

  •
  the integrity and audits of our consolidated financial statements and financial reporting process;

  •
  our systems of disclosure controls and procedures and internal control over financial reporting;

  •
  our compliance with financial, legal and regulatory requirements;

  •
  the evaluation of the qualifications, independence and performance of our independent registered public accounting firm;

  •
  the performance of our internal audit function;

  •
  review of all related-party transactions in accordance with our related party transactions policy; and

  •
  our overall risk profile.

        The Audit Committee also is responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, including all audit and non-audit services, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. The Audit Committee also approves the audit committee report required by SEC regulations to be included in our annual proxy statement.

        During 2017, the Audit Committee met eight times.

Compensation Committee

        The Compensation Committee consists of Mr. Grabe, Ms. Kinney, Mr. Trahanas and Mr. Westhead, and Mr. Grabe serves as its chairperson. The principal functions of the Compensation Committee include:

  •
  reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer's compensation, evaluating our Chief Executive Officer's performance in light of such goals and objectives and determining and approving the remuneration of our Chief Executive Officer based on such evaluation;

  •
  reviewing and approving the compensation of our other executive officers;

  •
  reviewing our executive compensation policies and plans;

  •
  determining the number of shares underlying, and the terms of, stock option and restricted stock awards to be granted to our directors, executive officers and other employees pursuant to these plans;

  •
  assisting management in complying with our proxy statement and annual report disclosure requirements;

  •
  producing a report on executive compensation to be included in our annual proxy statement; and

  •
  reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

        During 2017, the Compensation Committee met six times.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee consists of Ms. Kinney, Mr. Miller, Mr. Marino and Mr. Westhead, and Ms. Kinney serves as its chairperson. The principal functions of the Nominating and Corporate Governance Committee include:

  •
  identifying, recruiting and recommending to the full Board qualified candidates for election as directors and recommending a slate of nominees for election as directors at each annual meeting of stockholders;

  •
  developing and recommending to the Board Corporate Governance Guidelines, including the committee's selection criteria for director nominees, and implementing and monitoring such guidelines;

  •
  reviewing and making recommendations on matters involving the general operation of the Board, including board size and composition, and committee composition and structure;

  •
  recommending to the Board nominees for each committee of the Board;

  •
  annually facilitating the assessment of the Board's performance as a whole and of the individual directors, as required by applicable law, regulations and the NYSE corporate governance listing standards; and

  •
  overseeing the Board's evaluation of management.

        During 2017, the Nominating and Corporate Governance Committee met three times.

Director Nominee Selection Process

        The Nominating and Corporate Governance Committee has set forth in a written policy minimum qualifications that director candidates must possess. At a minimum, a director candidate must possess:

  •
  high personal and professional ethics and integrity;

  •
  an ability to exercise sound judgment;

  •
  an ability to make independent analytical inquiries;

  •
  an ability and willingness to devote adequate time and resources to perform Board duties diligently, including attending regular and special Board and committee meetings;

  •
  appropriate and relevant business experience and acumen; and

  •
  a reputation, both personal and professional, consistent with the image and reputation of the Company.

        In addition to the aforementioned minimum qualifications, the written policy sets forth certain additional qualities and skills that, while not a prerequisite for nomination, should be considered by the Nominating and Corporate Governance Committee when evaluating a particular candidate. These additional qualities and skills include, among others, the following:

  •
  whether the person possesses specific industry knowledge, expertise and/or contacts, including in the commercial real estate industry generally and/or the data center industry, and familiarity with general issues affecting the Company's business;

  •
  whether the person's nomination and election would enable the Board to have a member that qualifies as an "audit committee financial expert" as such term is defined by the SEC;

  •
  whether the person would qualify as an "independent" director under the rules of the NYSE and the Company's Corporate Governance Guidelines;

  •
  the importance of continuity of the existing composition of the Board; and

  •
  the importance of a diversified Board membership, in terms of both the individuals involved and their various experiences and areas of expertise.

        The Board does not have a formal policy specifying how diversity of background and personal experience should be applied in identifying or evaluating director candidates. A director candidate's background and personal experience, however, will be significant in the Board's candidate identification and evaluation process to help ensure that the Board remains aware of and responsive to the needs and interests of our customers, stockholders, employees and other stakeholders.

        The Nominating and Corporate Governance Committee will seek to identify director candidates based on input provided by a number of sources, including (a) members of the Nominating and Corporate Governance Committee, (b) directors of the Company and (c) stockholders of the Company. The Nominating and Corporate Governance Committee also has the authority to consult with or retain advisors or search firms to assist in the identification of qualified director candidates.

        As part of the candidate identification process, the Nominating and Corporate Governance Committee will evaluate the skills, expertise and diversity possessed by the current Board, and whether there are additional skills, expertise or diversity that should be added to complement the composition of the existing Board. The Nominating and Corporate Governance Committee also will take into account whether existing directors have indicated a willingness to continue to serve as directors if re-nominated. Once director candidates have been identified, the Nominating and Corporate

Governance Committee then will evaluate each candidate in light of his or her qualifications and credentials, and any additional factors that the Nominating and Corporate Governance Committee deems necessary or appropriate. Existing directors who are being considered for re-nomination will be re-evaluated as part of the Nominating and Corporate Governance Committee's process of recommending director candidates. The Nominating and Corporate Governance Committee evaluates the performance of each current director and considers the results of such evaluation when determining whether to recommend the nomination of such director for an additional term. All candidates submitted by stockholders will be evaluated in the same manner as all other director candidates, provided that the advance notice and other requirements set forth in our bylaws have been followed. At an appropriate time prior to each annual meeting at which directors are to be elected or re-elected, the Nominating and Corporate Governance Committee recommends to the Board for nomination by the Board such candidates as the Nominating and Corporate Governance Committee, in the exercise of its judgment, has found to be well-qualified and willing and available to serve.

        At an appropriate time after a vacancy arises on the Board or a director advises the Board of his or her intention to resign, the Nominating and Corporate Governance Committee will recommend to the Board for election by the Board to fill such vacancy, such prospective member of the Board as the Nominating and Corporate Governance Committee, in the exercise of its judgment, has found to be well-qualified and willing and available to serve. In determining whether a prospective member is qualified to serve, the Nominating and Corporate Governance Committee will consider the factors listed above.

Board Oversight of Risk Management

        One of the key functions of our Board is informed oversight of our risk management process. Our Board administers this oversight function directly, with support from its three standing committees, the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, each of which addresses risks specific to their respective areas of oversight as follows:

  •
  Audit Committee:  The Audit Committee has the responsibility to consider and discuss our major financial risk exposures, including cybersecurity risk exposures, and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also will monitor compliance with legal and regulatory requirements and oversee the performance of our internal audit function.

  •
  Compensation Committee:  The Compensation Committee assesses and monitors compensation policies to ensure that such practices are designed to balance risk and reward in relation to the Company's overall business strategy and do not encourage excessive risk-taking.

  •
  Nominating and Corporate Governance Committee:  The Nominating and Corporate Governance Committee monitors the general operations of the Board and the effectiveness of our Corporate Governance Guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct.

        Our Board and its standing committees also hear reports from the members of management responsible for the matters considered in order to enable our Board and each committee to understand and discuss risk identification and risk management.

        The Board believes that the composition of its committees, and the distribution of the particular expertise of each committee's members, makes this an appropriate structure to monitor effectively the risks discussed above.

Corporate Governance Guidelines

        The Board has adopted a set of governance guidelines, the QTS Realty Trust, Inc. Corporate Governance Guidelines, which reflect the Board's commitment to monitoring the effectiveness of decision-making at the Board and management level and ensuring adherence to good corporate governance principles, all with the goal of enhancing stockholder value over the long term. The Corporate Governance Guidelines address, among other things:

  •
  the responsibilities and qualifications of directors, including director independence;

  •
  the functioning of the Board;

  •
  the responsibilities, composition and functioning of the Board committees;

  •
  the appointment and role of the lead independent director;

  •
  principles of director compensation; and

  •
  management succession and review.

        A copy of the Corporate Governance Guidelines is available on our website at www.qtsdatacenters.com.

Code of Business Conduct and Ethics

        Our Code of Business Conduct and Ethics applies to directors, officers and employees. Among other matters, the code is intended to deter wrongdoing and promote:

  •
  honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

  •
  full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

  •
  compliance with applicable governmental laws, rules and regulations;

  •
  prompt internal reporting of violations of the code to appropriate persons identified in the code; and

  •
  accountability for adherence to the code.

        Only the Audit Committee is able to approve any waiver of the Code of Business Conduct and Ethics for our executive officers or directors, and any such waiver shall be promptly disclosed as required by law or NYSE regulations.

        A copy of the Code of Business Conduct and Ethics is available on our website at www.qtsdatacenters.com. We intend to disclose any changes in or waivers from the Code of Business Conduct and Ethics by posting such information on our website.

Compensation of Directors

        The Board has adopted a non-employee director compensation policy. In accordance with the policy, on an annual basis, each non-employee director receives a grant of securities of the Company with a value of $110,000, which vests on the first anniversary of the grant date, and a cash retainer of $60,000 for services as a director. The lead independent director receives an additional cash retainer of $50,000. Each member of the Audit Committee receives an additional $10,000 cash retainer and each member of the Compensation Committee and Nominating and Corporate Governance Committee receives an additional $7,500 cash retainer, except for the chairs of such committees. The chair of the Audit Committee receives an additional $20,000 cash retainer and the chairs of the Compensation

Committee and Nominating and Corporate Governance Committee receive additional cash retainers of $15,000 each. Each non-employee director is entitled (i) to elect to receive his or her annual cash retainers in securities of the Company, and (ii) to elect whether and to what extent the securities granted (whether as part of the annual grant or in lieu of cash retainers) will be shares of restricted stock or options to purchase our Class A common stock. Directors who are employees of the Company or its subsidiaries will not receive compensation for their services as directors. All directors are reimbursed for their out-of-pocket expenses incurred in connection with the performance of Board duties.

        In October 2017, the Board modified the director compensation policy to (i) increase the cash retainer component from $60,000 to $75,000, (ii) increase the equity award component from $110,000 to $125,000, (iii) increase the additional cash retainer for the Audit Committee chair from $20,000 to $25,000, (iv) increase the additional cash retainer for the Compensation Committee chair from $15,000 to $20,000, and (v) increase the cash retainer for each Compensation Committee member from $7,500 to $10,000. These changes were effective as of January 1, 2018.

        In 2017, the Board also adopted a Director Deferred Compensation Plan pursuant to which, effective with calendar year 2018 and until such plan is terminated, directors are given an opportunity to (i) elect whether to defer all or some portion of their annual grant of securities (other than stock options), (ii) elect whether to receive their annual cash and committee retainers in the form of securities of the Company, and (iii) elect whether to defer receipt of all or some portion of the securities elected to be received in lieu of the cash retainer (other than stock options). In accordance with Section 409A ("Section 409A") of the Internal Revenue Code of 1986, as amended, elections to defer the receipt of cash or securities must be made by the end of the calendar year prior to the year such cash or securities would otherwise have been paid or granted. Any amounts deferred can be paid, upon the director's election in accordance with the terms of Section 409A, (i) within 30 days of their departure from the board, (ii) within 30 days of June 30th of the year following the year in which the deferral was made, or (iii) the earlier of (i) and (ii).

        In 2017, each non-employee director chose to receive his or her annual grant of securities and cash retainer in the form of shares of restricted stock and options to purchase our Class A common stock. Thus, on March 7, 2017, Mr. Barter received a grant of options to purchase 9,396 shares of Class A common stock and 1,875 shares of restricted stock, Mr. Grabe received a grant of options to purchase 9,149 shares of Class A common stock and 1,825 shares of restricted stock, Ms. Kinney received a grant of options to purchase 9,520 shares of Class A common stock and 1,899 shares of restricted stock, each of Messrs. Marino and Miller received a grant of options to purchase 9,272 shares of Class A common stock and 1,850 shares of restricted stock, Mr. Trahanas received a grant of options to purchase 11,251 shares of Class A common stock and 2,245 shares of restricted stock, and Mr. Westhead received a grant of options to purchase 9,643 shares of Class A common stock and 1,924 shares of restricted stock, all of which vested on the first anniversary of the grant date.

        The following table presents information regarding the compensation paid during 2017 to non-employee directors who served on the Board during the year. Mr. Williams does not receive any compensation for his service as a member of the Board. The compensation paid to Mr. Williams is presented below under "Executive Compensation" in the table titled "2017 Summary Compensation Table" and the related explanatory tables.

Name	Fees Earned or Paid in Cash	Restricted Stock Awards(1)	Option Awards(2)	Total
John W. Barter	$—	$94,988	$94,994	$189,982
William O. Grabe	$—	$92,455	$92,496	$184,951
Catherine R. Kinney	$—	$96,203	$96,247	$192,450
Peter A. Marino	$—	$93,721	$93,740	$187,461
Scott D. Miller	$—	$93,721	$93,740	$187,461
Philip P. Trahanas	$—	$113,732	$113,748	$227,480
Stephen E. Westhead	$—	$97,470	$97,491	$194,961

(1)
Represents the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of the shares of restricted stock issued to each of our non-employee directors on March 7, 2017. All of the restricted stock vested in full on March 6, 2018. The aggregate grant date value of these restricted stock grants was calculated by multiplying the closing grant date price of $50.66 by the number of shares of restricted stock granted.

(2)
Represents the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of the options to purchase shares of Class A common stock issued to each of our non-employee directors on March 7, 2017. All of the options vested in full on March 6, 2018. The assumptions used to calculate these amounts are described in Note 8—"Partners' Capital, Equity and Incentive Compensation Plans" to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017.

        The following table presents the number of outstanding stock awards, stock option awards and awards of Class O LTIP units in QualityTech, LP, our Operating Partnership, held by each of our non-employee directors as of December 31, 2017.

Name	Stock Awards Outstanding as of December 31, 2017		Class O LTIP Unit Awards Outstanding as of December 31, 2017(1)		Stock Option Awards Outstanding as of December 31, 2017
John W. Barter	1,875	(2)	—		84,722	(3)
William O. Grabe	1,825	(4)	35,000	(5)	89,055	(6)
Catherine R. Kinney	1,899	(7)	9,748	(8)	66,483	(9)
Peter A. Marino	1,850	(10)	—		93,651	(11)
Scott D. Miller	1,850	(10)	9,748	(8)	64,666	(11)
Philip P. Trahanas	2,245	(12)	35,000	(5)	106,828	(13)
Stephen E. Westhead	1,924	(4)	9,748	(8)	27,354	(14)

(1)
Each vested Class O LTIP unit may be converted into a number of OP units equal to (i) (x) the excess of the then-capital account per OP unit over (y) the capital account per OP unit on the date of issuance of the Class O LTIP unit being converted, divided by (ii) the then-capital account per OP unit. See "Compensation of Executive Officers—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—LTIP Units" for a description of the Class O LTIP units.

(2)
These restricted shares were granted on March 7, 2017 and vested in full on March 6, 2018.

(3)
9,396 of these options were granted on March 7, 2017 and vested in full on March 6, 2018. The remainder of these options were granted prior to 2017 and vested in full before December 31, 2017.

(4)
These restricted shares were granted on March 7, 2017 and vested in full on March 6, 2018.

(5)
These units were granted on November 5, 2012 and fully vested before December 31, 2017.

(6)
9,149 of these options were granted on March 7, 2017 and vested in full on March 6, 2018. The remainder of these options were granted prior to 2017 and vested in full before December 31, 2017.

(7)
These restricted shares were granted on March 7, 2017 and vested in full on March 6, 2018.

(8)
These units were granted on June 17, 2013 and vested before December 31, 2017.

(9)
9,520 of these options were granted on March 7, 2017 and vested in full on March 6, 2018. The remainder of these options were granted prior to 2017 and vested in full before December 31, 2017.

(10)
These restricted shares were granted on March 7, 2017 and vested in full on March 6, 2018.

(11)
9,272 of these options were granted on March 7, 2017 and vested in full on March 6, 2018. The remainder of these options were granted prior to 2017 and vested in full before December 31, 2017.

(12)
These restricted shares were granted on March 7, 2017 and vested in full on March 6, 2018.

(13)
11,251 of these options were granted on March 7, 2017 and vested in full on March 6, 2018. The remainder of these options were granted prior to 2017 and vested in full before December 31, 2017.

(14)
9,643 of these options were granted on March 7, 2017 and vested in full on March 6, 2018. The remainder of these options were granted prior to 2017 and vested in full before December 31, 2017.

Certain Company Policies

Stock Ownership Guidelines

        We believe that equity ownership by our directors and officers can help align their interests with our stockholders' interests. To that end, we have adopted formal share ownership guidelines applicable to all of our directors and named executive officers. On an annual basis, we evaluate the ownership status of the directors and named executive officers.

        Our Chief Executive Officer is required to own securities of the Company equal in value to at least five times his or her base salary. Each of our other named executive officers is required to own securities of the Company equal to at least three times his or her base salary. Our Chief Executive Officer and other named executive officers must comply with the ownership requirement within five years of being so named.

        Our stock ownership guidelines with respect to our directors require stock ownership by our directors of five times the annual base cash retainer. Directors must comply with the ownership requirement within five years of becoming a member of the Board and are required to hold shares at this level while serving as a director.

        The Nominating and Corporate Governance Committee may waive the stock ownership requirements in the event of financial hardship or other good cause.

Hedging and Pledging of Company Securities

        Our Insider Trading Policy prohibits our directors and employees, including our named executive officers, from engaging in the following transactions: (i) trading in call or put options involving our securities and other derivative securities; (ii) engaging in short sales of our securities; (iii) holding our securities in a margin account; and (iv) pledging our securities to secure margins or other loans, subject to limited exceptions.

Board Self-Evaluation

        Our Board Self-Evaluation Policy was adopted in 2015 to establish and follow best practices in board governance and oversight. Pursuant to the policy, each year the chair of the Nominating and Corporate Governance Committee will initiate the self-evaluation process by having detailed questionnaires distributed to each member of the Board soliciting input on matters such as board structure and composition, committee structure, board and committee meeting conduct, board support, education and compensation and overall board performance. Results of the questionnaires will be tabulated and analyzed at one of the Board's regularly scheduled meetings. After discussing the results of the questionnaires, if the Board determines that changes in its governance practices and polices need to be made, management and the Nominating and Corporate Governance Committee will work with the Board to implement the necessary changes.

Policy on Personal Loans to Directors and Executive Officers

        Our Policy on Personal Loans to Directors and Executive Officers was adopted in 2015 to help ensure our compliance with Section 402 of the Sarbanes-Oxley Act of 2002, which prohibits companies with securities registered in the United States or that are required to file reports with the SEC from extending, arranging or renewing personal loans to or for directors or executive officers. Our policy prohibits the Company or any company affiliated with the Company from, directly or indirectly, extending or maintaining credit, arranging for the extension of credit, or renewing an extension of credit in the form of a personal loan to or for any director or "Executive Officer" (as that term is defined in Rule 3b-7 under the Exchange Act) of the Company, or to any immediate family members of such director or executive officer.

Clawback Policy

        Our Executive Compensation Recovery Policy was adopted in 2015. Pursuant to this policy, in the event of a restatement of the Company's financial results (other than a restatement caused by a change in applicable accounting rules or interpretations), the result of which is that any performance-based compensation paid to our Chief Executive Officer and Chief Financial Officer would have been a lower amount had it been calculated based on such restated results, a committee consisting of the non-management members of the Board (the "Independent Director Committee") shall review such performance-based compensation. If the Independent Director Committee determines that our Chief Executive Officer or Chief Financial Officer engaged in fraud or intentional illegal conduct which materially contributed to the need for a restatement, the committee may seek to recover from the executive the after-tax portion of the difference between the performance-based compensation actually paid and the amount that would have been paid had the performance-based compensation been calculated based on the restated financial statements for the three-year period prior to the restatement.

Communications with the Board

        Stockholders and other interested parties may communicate with the Board either by sending written correspondence to the "Lead Director" c/o the Chief Financial Officer of QTS Realty Trust, Inc., 12851 Foster Street, Overland Park, Kansas 66213, who will then directly forward such correspondence to the lead independent director, or by e-mailing directly to the independent lead director at leaddirector@qtsdatacenters.com. The lead independent director will decide what action should be taken with respect to the communication, including whether such communication should be reported to the full Board.

Compensation Committee Interlocks and Insider Participation

        The members of the Compensation Committee are William O. Grabe (chairman), Catherine R. Kinney, Philip P. Trahanas and Stephen E. Westhead, each of whom is an independent director. No member of the Compensation Committee is or ever has been an officer or employee of the Company, and no member of the Compensation Committee had any relationships during 2017 requiring disclosure by us under the SEC's rules requiring disclosure of certain relationships and related-party transactions. No executive officer serves as a member of a board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of the Board or Compensation Committee. Accordingly, during 2017 there were no interlocks with other companies within the meaning of the SEC's proxy rules.

EXECUTIVE OFFICERS

        The following table sets forth certain information regarding our executive officers.

Name	Position With the Company	Age as of the Annual Meeting
Chad L. Williams	Chairman and Chief Executive Officer	47
Jeffrey H. Berson	Chief Financial Officer	49
David S. Robey	Chief Operating Officer	50
Daniel T. Bennewitz	Chief Operating Officer—Sales, Marketing and Product	59
William H. Schafer	Executive Vice President—Finance and Accounting	60
Shirley E. Goza	Vice President and General Counsel	61
Steven C. Bloom	Chief People Officer	54
Jon D. Greaves	Chief Technology Officer	46

Recent Management Changes

        On February 20, 2018, we announced management changes in connection with our previously announced restructuring plan regarding the organization of our business and product offerings. In connection with the announcement, we also announced the following management changes:

  •
  The Company and Daniel T. Bennewitz, our Chief Operating Officer—Sales, Marketing and Product, agreed that Mr. Bennewitz will leave the Company and the Operating Partnership before the end of 2018. Mr. Bennewitz's departure will result in a termination of his employment agreement dated April 11, 2017, effective as of the date of his departure.

  •
  The Company and James H. Reinhart, our former Chief Operating Officer—Operations, agreed that Mr. Reinhart will leave the Company and the Operating Partnership before the end of 2018. However, effective February 21, 2018, Mr. Reinhart no longer serves in the capacity of Chief Operating Officer—Operations of the Company or the Operating Partnership. Subsequently, the parties agreed that Mr. Reinhart's employment with the Company and the Operating Partnership will end on March 31, 2018. In connection with Mr. Reinhart's departure from the Company, the parties amended Mr. Reinhart's employment agreement to amend the vesting provisions of outstanding awards to provide that his equity awards that otherwise would have accelerated upon his departure will continue to vest pursuant to their current vesting schedule until March 31, 2019, which was the expiration date of the current term of his employment agreement, and that he will have until 90 days after March 31, 2019 to exercise any vested options. Mr. Reinhart's departure will result in a termination of his employment agreement, dated April 11, 2017, effective as of the date of his departure. See "Compensation of Executive Officers—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Executive Employment Agreements—Berson, Bennewitz and Reinhart Employment Agreements" for additional information regarding the terms of the employment agreement prior to the amendment.

  •
  In connection with our previously announced restructuring plan and the departure of Mr. Bennewitz and Mr. Reinhart, the Company appointed David S. Robey to the position of Chief Operating Officer of the Company and the Operating Partnership effective February 21, 2018.

Biographies

        Please see "Proposal One: Election of Directors—Nominees for Election as Directors" starting on page 7 for information regarding Chad L. Williams.

        Jeffrey H. Berson has served as our Chief Financial Officer since April 2017. Previously, he served as our Chief Investment Officer from our initial public offering in October 2013 to April 2017 and as the Chief Investment Officer of our predecessor from August 2013 to our initial public offering. Mr. Berson has more than 21 years of experience in investment banking covering data center companies and the technology and telecommunications sectors. Prior to joining our predecessor, Mr. Berson was a Managing Director at UBS AG, an international investment bank, from 2011 to 2013, a Managing Director at Oppenheimer and Co. Inc., an international investment bank, from 2009 to 2011, and a Managing Director at Barclays Capital, an international investment bank, from 2007 to 2009. Prior to 2007, Mr. Berson spent over 10 years at Canadian Imperial Bank of Commerce in the Investment Banking Department. Mr. Berson earned a Bachelor of Arts degree from the University of Pennsylvania, a Bachelor of Science degree from the Wharton School of the University of Pennsylvania and a Master of Business Administration from the University of Chicago.

        David S. Robey has served as our Chief Operating Officer since February 2018 . Previously, he served as our Vice President of Facilities in the Northeast region from our initial public offering until February 2018 and as the Vice President of Facilities of our predecessor from March 2011 to our initial public offering. Mr. Robey Mr. Robey also led our property development, hyperscale sales engineering and property engineering for the four months prior to his appointment as Chief Operating Officer. Mr. Robey joined the Company in 2010 as part of the acquisition of our mega data center in Richmond. Prior to joining our predecessor in 2010, Mr. Robey held various leadership positions at Infineon/Qimonda, a semiconductor manufacturer from 2001 to 2010 and has nearly 25 years of mission critical operations and facilities experience. In his last position at Infineon/Qimonda, Mr. Robey was the Vice President & Managing Director of Infineon/Qimonda's 210 acre technology campus in Richmond, Virginia where he was responsible for Operations, Human Resources, Finance, Purchasing, Facilities and Information Technology. Mr. Robey earned a Bachelor of Science degree in physics from Missouri State University.

        Daniel T. Bennewitz has served as our Chief Operating Officer—Sales & Marketing and Product since 2017 and as our Chief Operating Officer—Sales & Marketing since our initial public offering in October 2013. Previously, he served as the Chief Operating Officer—Sales & Marketing of our predecessor from 2012 to our initial public offering. Mr. Bennewitz has more than 34 years of experience in sales, marketing, operations and global leadership positions. Prior to joining our predecessor, Mr. Bennewitz worked at IBM Corporation (NYSE: IBM), an information technology and products company, from 1980 to 2012. Mr. Bennewitz's responsibilities included product, industry and global leadership positions across the company, and his last position was vice president of IBM's sales model, a position in which he was responsible for leading IBM's go-to-market model and sales force transformation. Mr. Bennewitz earned an A.B. degree in economics from Princeton University.

        William H. Schafer has served as our Executive Vice President—Finance and Accounting since April 2017. Previously, he served as our Chief Financial Officer from our initial public offering in October 2013 to April 2017 and as the Chief Financial Officer of our predecessor from 2010 to our initial public offering. Mr. Schafer has more than 21 years of experience in the REIT industry and 34 years of experience in financial operations, accounting systems and financing activities. Prior to joining our predecessor, Mr. Schafer was the chief financial officer of DDR Corp. (NYSE: DDR) from 1992 to 2010, a public REIT and an owner and developer of retail properties. Prior to joining DDR Corp., Mr. Schafer was a senior manager of PricewaterhouseCoopers LLP. Mr. Schafer earned a Bachelor of Arts degree in business administration from the University of Michigan.

        Shirley E. Goza has served as our Vice President and General Counsel since our initial public offering in October 2013. Previously, she served as the General Counsel of our predecessor from 2006 to our initial public offering. Ms. Goza has more than 31 years of experience as a practicing attorney and law professor. Prior to joining our predecessor, Ms. Goza co-owned and operated Focus Trial and Settlement Solutions, a company that facilitated mock trials for trial attorneys, and served as managing partner from 2004 to 2006. Ms. Goza previously was a partner with the law firm Shook, Hardy & Bacon from 2000 to 2004 and was Of Counsel at Spencer Fane Britt & Browne LLP from 1982 to 1990. Ms. Goza taught on the faculty at the University of Missouri, Kansas City School of Law from 1990 through 1997 and was a visiting faculty member at the University of Kansas in 1996. Ms. Goza earned a Juris Doctorate from the University of Kansas and a Bachelor of Arts degree in English and psychology from Pittsburg State University.

        Steven C. Bloom has served as our Chief People Officer since August 2016. Mr. Bloom has over 26 years of human resources experience with global organizations such as PepsiCo, Medco and Citibank. From 2014 to 2016, Mr. Bloom performed research and consulting work for a number of clients focusing primarily on wellbeing at work through a University of Notre Dame-based research project. Mr. Bloom served as SVP of Human Resources for ProBuild, a multi-billion dollar construction supply company with 11,000 employees from 2012-2014. In this role, Bloom served as chief human resources officer with full responsibility for all aspects of people management included talent acquisition, compensation and benefits, talent development, labor and employee relations, and corporate communications. He served as the VP of HR for Medco Health Solutions from 2002-2012, and VP of HR for Excite@Home, Inc. from 2000-2002. Bloom holds a Master of Business Administration from Vanderbilt University, and a BGS in Psychology from the University of Kansas.

        Jon D. Greaves has served as our Chief Technology Officer since April 2016 and prior to that he served as our Chief Innovation Officer since August 2015. From 2008 until joining the Company in June 2015 in connection with the Company's acquisition of Carpathia Hosting, Inc., Mr. Greaves served as the Chief Scientist and Chief Information Security Officer at Carpathia, a managed services and cloud company. Mr. Greaves is a recognized leader in the information technology services industry, with a particular focus on managed services, security and privacy, and he has received 7 U.S. patents for his research. Prior to joining Carpathia in 2008, Mr. Greaves served as a Distinguished Engineer and Chief Technology Officer at Sun Microsystems since 2005, and prior to that, Mr. Greaves held positions at SevenSpace, BT North America, Concert, MCI and British Telecom research labs.

 COMPENSATION DISCUSSION AND ANALYSIS

        This Compensation Discussion and Analysis discusses the principles underlying our policies and decisions with respect to the compensation of our named executive officers. Specifically, this section provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program and each compensation component that we provide. Each of the key elements of our executive compensation program is discussed in more detail below. The following discussion should be read together with the compensation tables and related disclosures appearing later in this Proxy Statement.

Executive Summary

Overview

        We are a leading data center and managed cloud provider, offering a comprehensive portfolio of secure and compliant IT solutions built on one of the industry's first Software-Defined Data Center Platforms. Our data centers are facilities that house the network and computer equipment of multiple customers and provide access to a range of communications carriers. We have a fully integrated platform through which we own and operate our data centers and provide a broad range of information technology, or IT, infrastructure solutions which include our principal data center products of Custom Data Center, Colocation and Cloud and Managed Services. As of December 31, 2017, we developed, owned and/or operated 25 data centers located throughout the United States, Canada, Europe and Asia, containing an aggregate of approximately 6.1 million gross square feet of space, including, approximately 2.7 million "basis of design" raised floor square feet (approximately 94.4% of which is wholly owned by us including our data center in Santa Clara which is subject to a long-term ground lease), which represents the total data center raised floor potential of our existing data center facilities. We believe that we own and operate one of the largest portfolios of multi-tenant data centers in the United States, as measured by gross square footage, and have the capacity to nearly double our leased raised floor without constructing or acquiring any new buildings.

        On February 20, 2018, we commenced a restructuring plan regarding the organization of our business and product offerings. Under the restructuring plan, we intend to realign our product offerings around hyperscale and hybrid colocation (which generally includes what we formerly referred to as our C1 and C2 products, along with technology and services associated with our C3 products that directly support our C2 colocation customers), while narrowing our focus around certain of our Cloud and Managed Services offerings (which generally includes the remainder of what we formerly referred to as our C3 products) including some estimated colocation impact from customers using an integrated solution, and to implement a broader cost reduction initiative reflecting our simplified product set. The purpose of the restructuring plan is to increase growth, profitability and predictability in our business, while also reducing complexity and simplifying our cost structure.

        The primary objective of our executive compensation program is to align the interests of our executive officers with those of our stockholders in a way that allows us to attract and retain the best executive talent. In order to align executive and stockholder interests, we strive to design compensation that has a strong "pay-for-performance" orientation. The cornerstones of our executive compensation program include base salary and incentive compensation in the form of annual cash bonuses and annual equity award grants.

2017 Performance Highlights

        During 2017, we delivered strong company performance in a number of areas including:

  •
  Achieved approximately 9.1% total stockholder return during 2017.

  •
  Achieved approximately 157.9% total stockholder return since our initial public offering in 2013.

  •
  Increased Operating FFO by 10.9% as compared to 2016.

  •
  Increased Operating FFO per diluted share by 5.9% as compared to 2016.

  •
  Increased Adjusted EBITDA by 12.8% as compared to 2016.

  •
  Increased revenue by 11.0% as compared to 2016.

  •
  Delivered 13.9% return on invested capital ("ROIC") placed in service.

        See "—Special Note Regarding Non-GAAP Financial Measures and Other Metrics" for information regarding the performance metrics described above.

2017 Compensation Highlights

        During 2017, the following compensation decisions were made by our Compensation Committee:

  •
  Mr. Williams' base salary and target annual and long-term incentive opportunities were increased to better align his compensation with the compensation of chief executive officers in the Company's peer group and in recognition of his long term performance.

  •
  Mr. Berson's base salary was increased in recognition of his promotion to Chief Financial Officer in April 2017.

  •
  In March of 2018, the following annual and long-term incentive awards were made in recognition of performance during 2017:

  •
  Annual cash bonus payouts ranging from approximately 71% to 114% of target were approved for our named executive officers, of which fifty percent was ultimately awarded in shares of restricted Class A common stock.

  •
  Equity awards in the form of stock options and restricted Class A common stock with values ranging from approximately 24% to 114% of target were granted to our named executive officers, except Mr. Reinhart who did not receive an equity award due to his previously announced departure from the Company.

Our Named Executive Officers

        In 2017, our "named executive officers" and their positions were as follows:

Chad L. Williams	Chairman and Chief Executive Officer
Jeffrey H. Berson	Chief Financial Officer
James H. Reinhart	Former Chief Operating Officer—Operations
Daniel T. Bennewitz	Chief Operating Officer—Sales, Marketing and Product
William H. Schafer	Executive Vice President—Finance and Accounting

        On February 20, 2018, in connection with our previously announced restructuring plan David S. Robey was appointed Chief Operating Officer. See "Executive Officers—Recent Management Changes" for more details.

        In April 2017, as part of the Company's succession planning process, Mr. Berson was appointed and assumed the duties of Chief Financial Officer from Mr. Schafer, and Mr. Schafer transitioned to the position of Executive Vice President—Finance and Accounting, where he continues to lead key components of the Company's finance organization. Although Mr. Berson no longer has the title of Chief Investment Officer, he continues his duties in that role.

Executive Compensation Philosophy and Objectives

        The primary objective of our executive compensation program is to align the interests of our executive officers with those of our stockholders in a way that allows us to attract and retain the best executive talent. In order to align executive and stockholder interests, we strive to design compensation that has a strong "pay-for-performance" orientation. Given the competitive market for executive talent with the specialized knowledge, skills and abilities to be successful in the data center business, the ability to attract and retain executives is imperative to creating long-term value for our stockholders.

        The cornerstones of our executive compensation program that help us achieve our objective include:

  •
  Base Salaries.  Central to our ability to attract and retain our executives is providing base salaries that are aligned with salaries of other executives in similarly-situated roles within the industry and fairly reward them for their value to the organization in successfully performing their respective roles.

  •
  Incentive Compensation.  Incentive compensation is an important tool for providing variable, or "at risk," compensation tied to performance. We view it as a means to motivate and reward our executives for performance, including the achievement of our financial and operational objectives, individual goals and value creation for stockholders. In accordance with our "pay-for-performance" orientation, we deliver a majority of our total executive compensation in the form of incentive compensation consisting of short-term, annual cash incentives and long-term, equity-based incentives.

        We evaluate our executive pay program and make pay decisions within the context of a total compensation framework, taking into account executive compensation for executives in similar roles within the industry, in order to ensure our overall compensation objectives are met. In doing so, we recognize the distinct nature of the individual elements of our pay program, but are mindful of the interrelationship of the various components to the successful execution of our overall pay strategy.

        Consistent with our philosophy, we have developed strong compensation practices while avoiding others in pursuit of our compensation objectives. These practices are as follows:

What we do		What we don't do
✓	Significant portion of executive pay is variable "at risk" compensation, designed to achieve pay-for-performance objectives	✗	No guaranteed salary increases, cash incentive compensation or equity grants
✓	Balanced mix of performance measures used to ensure a focus on our overall performance	✗	Limited perquisites and supplemental benefits to our executive officers
✓	Emphasis on equity-based compensation to provide long-term incentives	✗	No excise tax gross-up payments
✓	Executive officers and directors are subject to rigorous stock ownership guidelines	✗	No hedging of our securities by directors and employees, including named executive officers
✓	Clawback policy to recover compensation from our Chief Executive Officer or Chief Financial Officer engaging in fraud or intentional illegal conduct that leads to a restatement of financials	✗	No single-trigger change in control provisions

2017 Advisory Vote on Executive Compensation and Say-on-Frequency

        At the 2017 Annual Meeting, stockholders approved, on a non-binding advisory basis, the compensation of our named executive officers. Holders of approximately 95.8% of the shares represented at the meeting voted to approve our executive compensation. The Compensation Committee considered these results as strong support for our executive compensation programs and practices.

Role of the Compensation Committee and Management

        The Compensation Committee is comprised of non-employee independent directors who are responsible for the overall design and administration of our executive compensation programs. For a more detailed description of the responsibilities of the Compensation Committee, see "Corporate Governance and Board Matters—Committees of the Board—Compensation Committee."

        When determining the compensation of our named executive officers, the Compensation Committee considers a number of factors it deems important, including:

  •
  the executive officer's experience, knowledge, skills, level of responsibility and potential to influence our performance;

  •
  the business environment, our strategy, and our financial, operational and market performance;

  •
  corporate governance and regulatory factors related to executive compensation; and

  •
  marketplace compensation levels and practices.

        The Compensation Committee makes compensation decisions for our executive officers after careful review and analysis of appropriate performance information and market compensation data. The Compensation Committee determines the compensation for the Chief Executive Officer. The Chief Executive Officer provides recommendations to the Compensation Committee on the compensation for each executive officer. The Chief Executive Officer's recommendations for the other executive officers are based on his assessment of their performance, job responsibilities, and importance to our overall business strategy. Although the Chief Executive Officer's recommendations are given significant weight, the Compensation Committee retains full discretion when determining compensation for all executive officers. The Compensation Committee, by its charter, may delegate its authority to any of its members.

Role of the Compensation Consultant

        For fiscal year 2017, the Compensation Committee engaged the services of Willis Towers Watson, an executive compensation consultant, to provide advice and counsel in carrying out its duties. Willis Towers Watson provided the Compensation Committee with market data on executive pay practices and levels, and provided recommendations regarding the structure of executive pay opportunities and equity based incentives.

        The Compensation Committee has the sole authority to approve the compensation consultant's fees and terms of its engagement. The Compensation Committee has reviewed its relationship with Willis Towers Watson to ensure that it believes that Willis Towers Watson is independent from management. This review process includes a review of the services Willis Towers Watson provides, the quality of those services, and fees associated with the services during the fiscal year, as well as consideration of the factors impacting independence that are set forth in NYSE rules.

Use of Comparative Market Data

        The Compensation Committee uses pay information based on comparative groups to guide its review of the total compensation of our executive officers. The Compensation Committee focuses on ensuring that the elements of our executive compensation program are consistent with peer and industry trends. However, the Compensation Committee does not benchmark compensation to a specific percentage of the compensation of these comparative groups or otherwise apply a formula or assign the comparative groups a relative weight.

        In 2016, working with Willis Towers Watson, the Compensation Committee reviewed the peer groups used for evaluating and setting executive pay for 2017. The Compensation Committee determined to continue to utilize three distinct comparator groups for evaluating our executive pay practices for prior fiscal years. The Compensation Committee believes these comparator groups provide a representative perspective on executive pay practices within similarly sized companies and our labor market for executive talent. The three comparator groups include:

  •
  Data Center Peers—Public REITs and non-REITs actively involved in the development, ownership and management of data centers. This group represents organizations against which we compete directly for business and executive talent.

  •
  Technology Industry Peers—Publicly traded, high-growth technology companies with cloud-based service offerings. The Compensation Committee believes this group is a relevant comparator given our 3C strategy and focus on technology services.

  •
  REIT Peers—Publicly traded REITs similar in size to us based on total capitalization. This group was used by the Compensation Committee to provide a perspective on pay practices of comparably sized organizations in the REIT industry.

        Listed below are the companies included in each of the three comparator groups approved and used by the Compensation Committee for 2017.

Data Center Peers	Technology Peers	REIT Peers
CoreSite Realty Corporation	Aspen Technology, Inc.	CoreSite Realty Corporation
CyrusOne Inc. Digital Realty Trust Inc. DuPont Fabros Technology, Inc.(1) Equinix, Inc. Internap Network Services Corp. Rackspace Hosting, Inc.	Endurance International Group Holdings, Inc.
Fireeye, Inc.
Fleetmatics Group Plc
Hubspot, Inc.
Infoblox Inc.
Internap Corp
Logmein, Inc.
Manhattan Associates, Inc.
Medidata Solutions, Inc.
Nci, Inc.
Nic Inc.
Perficient Inc.
Realpage, Inc.
Synchronoss Technologies, Inc.
Veeva Systems Inc.	CyrusOne Inc.
Dupont Fabros Technology, Inc.(1)
Eastgroup Properties, Inc.
Education Realty Trust, Inc.
Felcor Lodging Trust Incorporated
First Industrial Realty Trust, Inc.
Hudson Pacific Properties, Inc.
Kite Realty Group Trust
Pebblebrook Hotel Trust
Physicians Realty Trust
Post Properties, Inc.
Ramco-Gershenson Properties Trust
Sabra Health Care Reit, Inc.
Stag Industrial, Inc.
Summit Hotel Properties, Inc.
Urban Edge Properties

(1)
DuPont Fabros Technology, Inc. merged with Digital Realty Trust, Inc. in September 2017.

        In March 2017, with the assistance of Willis Towers Watson, the Compensation Committee reviewed the comparator groups used for evaluating executive pay practices. As a result of this review, a new single comparator group of publicly traded companies operating in the internet infrastructure industry was established and approved by the Compensation Committee. The group included REITs and C-Corps that represent organizations against which we compete for executive talent, as well as business opportunities. The Compensation Committee believed that the use of a single comparator group would improve the efficiency of the annual executive pay review process, and represent an appropriate market reference for evaluating our executive pay. The new comparator group included the following organizations:

Akamai Technologies, Inc.	Equinix, Inc.
Cogent Communications Holdings, Inc.	GTT Communications, Inc.
CoreSite Realty Corporation	SBA Communications Corporation
CyrusOne Inc.	Uniti Group Inc.
Digital Realty Trust, Inc.	Zayo Group Holdings, Inc.
DuPont Fabros Technology, Inc.(1)

(1)
DuPont Fabros Technology, Inc. merged with Digital Realty Trust, Inc. in September 2017.

        Willis Towers Watson prepared a report of market pay practices based on this new comparator group which was shared with the Compensation Committee in July. The Committee considered this information when making decisions regarding our executives' 2018 compensation.

Elements of Executive Compensation Program

        The following is a summary of the elements of our executive compensation program for fiscal year 2017.

		Target Annual Bonus		Target Annual Long-Term Incentive Value
Name	Base Salary	% of Salary	Value	% of Salary	Value	Target Total Compensation
Chad L. Williams	$720,000	125%	$900,000	500%	$3,600,000	$5,220,000
Jeffrey H. Berson	$350,000	100%	$350,000	200%	$700,000	$1,400,000
James H. Reinhart	$350,000	100%	$350,000	200%	$700,000	$1,400,000
Daniel T. Bennewitz	$350,000	100%	$350,000	200%	$700,000	$1,400,000
William H. Schafer	$350,000	100%	$350,000	200%	$700,000	$1,400,000

        In March 2017, the Compensation Committee recommended, and the Board approved, increases in Mr. Williams' base salary and target bonus and long term incentive opportunities. These increases were approved following the Compensation Committee's review of market pay practices to better align his compensation with the compensation of chief executive officers in the Company's peer group and in recognition of his long-term performance. In April 2017, Mr. Berson's base salary was increased in connection with his appointment as Chief Financial Officer.

        Target Pay Mix.    Consistent with our pay-for-performance orientation, our executive compensation program emphasizes variable incentives over fixed compensation, and is largely incentive-based. Moreover, within the context of incentive compensation, we believe it is important to create a focus on equity-based compensation that rewards our named executive officers for long-term value creation, which generally serves to align our executive officers' interests with our stockholders. The Compensation Committee evaluates each component of compensation for each executive and targets a pay mix among base salary, target annual incentive (cash bonus) and target long-term incentive that the Compensation Committee believes best achieves our compensation objectives. The charts below illustrate this target pay mix during 2016 for our Chief Executive Officer and our other named executive officers. The charts below illustrate this target pay mix during 2017 for our Chief Executive Officer and our other named executive officers.

        Annual Base Salary.    Our named executive officers' base salaries represent a fixed level of compensation that is meant to reward them fairly for their value to the company based on their respective roles and responsibilities. When establishing and reviewing base salaries, our Compensation Committee considers each executive's role and responsibility, experience, knowledge, unique skills and future potential with our company, as well as salary levels for similar positions in our target market and internal pay equity. In February 2017 the Board approved an increase in Mr. Williams' salary from $550,000 to $720,000 to better align his compensation with that of other chief executive officers in the Company's peer group and in recognition of his long-term performance. In February 2017, the Compensation Committee approved an increase in Mr. Berson's salary from $325,000 to $350,000 in light of his promotion to Chief Financial Officer, effective April 2017. The base salaries for all other named executive officers remained the same as in 2016.

Name	2017 Base Salary
Chad L. Williams	$720,000
Jeffrey H. Berson	$350,000
James H. Reinhart	$350,000
Daniel T. Bennewitz	$350,000
William H. Schafer	$350,000

        Annual Cash Bonus.    Annual cash bonuses, which serve as our annual incentive element, are designed to motivate our executive officers to achieve performance at both a company and individual level. Under the terms of their employment agreements, our executives have defined annual target bonuses, expressed as a percentage of each executive's respective salary. Mr. Williams' annual target bonus opportunity was increased from 100% of salary to 125% of salary for 2017. Annual bonus targets for the other named executive officers remained the same as in 2016. The following table provides detail on each executive's 2017 annual target bonus opportunity:

Name	2017 Annual Target Bonus— % of Salary
Chad L. Williams	125%
William H. Schafer	100%
James H. Reinhart	100%
Daniel T. Bennewitz	100%
Jeffrey H. Berson	100%

        During 2017, for purposes of determining actual annual bonuses for the 2017 fiscal year, the Compensation Committee established the following performance targets and hurdles against which the actual performance of the Company and each executive would be measured:

Metric	2017 Target	2017 Actual
Revenue	$448 million	$446.5 million
Bookings	$6.9 million	$5.3 million
Adjusted EBITDA	$207 million	$208.0 million
Operating FFO/Share	$2.70	$2.76
ROIC	14.0%	13.9%

        See "—Special Note Regarding Non-GAAP Financial Measures and Other Metrics" for information regarding the performance metrics described above.

        In early 2018, the Compensation Committee reviewed the actual 2017 performance of the Company against these targets. In addition, the Compensation Committee evaluated each executive's responsibilities and individual performance and contributions to our company during 2017. Following this evaluation, on March 7, 2018 the Compensation Committee approved annual bonuses, in its discretion, for each of our named executive officers. The Compensation Committee determined that fifty percent of the value of the award paid to the named executive officers, except Mr. Reinhart, would be paid in cash and fifty percent of the value of the award would be paid in shares of restricted Class A common stock, which vest 33% on the first anniversary of the date of grant and 8.375% on each quarter-end thereafter, subject to continued service as an employee. Mr. Reinhart received the total award in cash. The following table reflects the target and actual cash bonus paid to each of the named executive officers. The remaining fifty percent of the awards that were paid in restricted Class A common stock are reflected in the table below under "—Equity Awards—Equity Award Grants in 2018."

	Target Bonus		Actual Cash Bonus for 2017
Name	% of Salary	Value	% of Salary	Value
Chad L. Williams	125%	$900,000	56%	$402,240
Jeffrey H. Berson	100%	$350,000	57%	$199,500
James H. Reinhart	100%	$350,000	71%	$249,375
Daniel T. Bennewitz	100%	$350,000	37%	$128,012
William H. Schafer	100%	$350,000	40%	$141,312

        Equity Awards.    We provide equity awards pursuant to the QTS Realty Trust, Inc. 2013 Equity Incentive Plan (as amended, the "2013 Plan"), which serve as the long-term incentive element of our target pay mix for our executive compensation. We believe that equity incentives focus our executives on long-term value creation, which aligns our executives' interests with those of our stockholders and serve as an important retention tool. Our equity awards generally consist of either shares of restricted Class A common stock or options to purchase Class A common stock, both of which are subject to time-based vesting.

        In March 2017, the Compensation Committee established the following target values for annual long-term incentive awards for our named executive officers for the 2017 fiscal year. For all executives with the exception of Mr. Williams, these targets remained unchanged from 2016 and were established at levels the Compensation Committee believes create competitive total annual compensation opportunities for each executive. As part of its review of Mr. Williams' target compensation, the Board approved an increase in Mr. Williams' target long-term incentive award from 400% to 500% of base salary. The following table provides each executive's 2017 annual equity award targets which were to serve as the basis for grants in early 2018:

	Annual Equity Award Targets
Name	% of Salary(1)	Value
Chad L. Williams	500%	$3,600,000
Jeffrey H. Berson	200%	$700,000
James H. Reinhart	200%	$700,000
Daniel T. Bennewitz	200%	$700,000
William H. Schafer	200%	$700,000

(1)
Based on each executive's 2017 base salary.

                Equity Award Grants in 2018.    On March 7, 2018, the Compensation Committee awarded options to purchase Class A common stock and shares of restricted Class A common stock to each of the named executive officers, other than Mr. Reinhart. The Compensation Committee considered company-specific and individual performance factors in awarding annual grants with respect to the 2017 fiscal year, which were the same factors used for annual cash bonuses described above, as well as other performance factors including the Company's total return to stockholders. Approximately 25% of the award value was granted as stock options and 75% as shares of restricted stock. In addition, the Compensation Committee also awarded additional shares of restricted Class A common stock in lieu of fifty percent of the annual cash bonus as discussed above under "—Annual Cash Bonus." The following table details the stock options and restricted stock granted to each named executive officer. The stock options and restricted shares vest 33% on the first anniversary of the date of grant and 8.375% on each quarter-end thereafter, subject to continued service as an employee.

	Stock Options		Restricted Stock(1)
Name	Number of Underlying Shares	Grant Date Fair Value(2)	Number of Shares	Grant Date Fair Value(3)	Total Grant Date Fair Value
Chad L. Williams	142,658	$802,479	82,536	$2,808,700	$3,611,179
Jeffrey H. Berson	35,465	$199,498	23,449	$797,969	$997,468
James H. Reinhart	—	$—	—	$—	$—
Daniel T. Bennewitz	7,555	$42,498	7,509	$255,531	$298,029
William H. Schafer	12,561	$70,658	10,382	$353,299	$423,957

(1)
Amounts include restricted shares of Class A common stock issued in lieu of fifty percent of the value of the annual cash bonus paid to all the named executive officers, except Mr. Reinhart, as discussed above under "—Annual Cash Bonus."

(2)
Reflects the aggregate grant date value of stock options granted on March 7, 2018, calculated in accordance with FASB ASC Topic 718. The stock option awards have a strike price of $34.03, which represents the closing price of the Company's Class A common stock on March 7, 2018.

(3)
Reflects the aggregate grant date value of restricted stock awards granted on March 7, 2018, calculated in accordance with FASB ASC Topic 718. The aggregate grant date value of the restricted stock was calculated by multiplying the closing grant date price of $34.03 by the number of shares of restricted stock granted.

        In addition to the share and option awards granted with respect to 2017 performance that are discussed above:

  •
  On February 2, 2018, the Compensation Committee approved the grant of 10,434 shares of restricted Class A common stock to Jeffrey H. Berson to reward his successful transition into the role of Chief Financial Officer following his appointment in February 2017 and contributions made by him in that capacity during 2017; and

  •
  On March 7, 2018, the Compensation Committee also approved the grant of additional options to purchase Class A common stock to certain of the named executive officers. The Compensation Committee approved these additional grants in order to create additional motivation and incentive for our executives to successfully implement and execute our previously announced restructuring plan, as well as to enhance retention in light of the restructuring. The Compensation Committee awarded the following options to purchase Class A common stock: Mr. Williams—200,000 options; Mr. Berson—26,590 options; and Mr. Schafer—5,761 options. The options to purchase Class A common stock vest two years after the date of grant.

            Equity Award Grants in 2017.    On March 7, 2017, the Compensation Committee awarded options to purchase Class A common stock and shares of restricted Class A common stock to each of the named executive officers with respect to 2016 performance. The Compensation Committee considered company-specific and individual performance factors in awarding annual bonuses with respect to the 2016 fiscal year, which were the same factors used for annual cash bonuses described above, as well as other performance factors including the Company's total return to stockholders. Approximately 25% of the award value was granted as stock options and 75% as shares of restricted stock. The following table details the stock options and restricted stock granted to each named executive officer. The stock options and restricted shares vest 33% on the first anniversary of the date of grant and 8.375% on each quarter-end thereafter, subject to continued service as an employee.

	Stock Options		Restricted Stock
Name	Number of Underlying Shares	Grant Date Fair Value(1)	Number of Shares	Grant Date Fair Value(2)	Total Grant Date Fair Value
Chad L. Williams	231,467	$2,397,999	47,335	$2,397,992	$4,795,991
Jeffrey H. Berson	34,507	$357,493	21,170	$1,072,473	$1,429,966
James H. Reinhart	32,094	$332,494	19,690	$997,496	$1,329,990
Daniel T. Bennewitz	31,418	$325,491	19,275	$976,472	$1,301,963
William H. Schafer	27,027	$280,000	16,581	$839,994	$1,119,994

(1)
Reflects the aggregate grant date value of stock options granted on March 7, 2017, calculated in accordance with FASB ASC Topic 718. The stock option awards have a strike price of $50.66, which represents the closing price of the Company's Class A common stock on March 7, 2017.

(2)
Reflects the aggregate grant date value of restricted stock awards granted on March 7, 2017, calculated in accordance with FASB ASC Topic 718. The aggregate grant date value of the restricted stock was calculated by multiplying the closing grant date price of $50.66 by the number of shares of restricted stock granted.

        The above grants of stock options and restricted stock are shown in the 2017 Grants of Plan-Based Awards table under "Compensation of Executive Officers."

Other Benefits and Policies

        Retirement Savings Opportunities.    All employees, including our executive officers, who satisfy certain eligibility requirements, may participate in our 401(k) Retirement Savings Plan, or 401(k) plan. This plan allows our employees to save for retirement in a tax efficient manner. Under the 401(k) plan, employees are eligible to defer a portion of their salary or annual cash compensation, and we, at our discretion, may make a matching contribution and/or a profit sharing contribution. During 2017, we matched 100% of the first 1% of employee contributions as a percentage of qualified earnings, and 50% of the next 5% of an employee's contributions as a percentage of qualified earnings (subject to qualified plan maximum amounts). We provide no supplemental or additional retirement benefits for our executives.

        Health and Welfare Benefits.    We provide what we believe is a competitive benefits package to employees in order to attract and retain our employees by providing a level of security through these benefits that is consistent with the market. Our health and welfare benefits include medical, dental, vision, disability insurance and life insurance benefits. These benefits are made available to all full-time employees meeting our eligibility requirements.

        Perquisites and Supplemental Benefits.    In limited circumstances, we provide perquisites and supplemental benefits to our executives officers. These perquisites currently include financial planning assistance, and, with respect to Mr. Schafer, a corporate country club membership and the reimbursement of supplemental disability insurance premiums.

        Clawback Policy.    The Board has adopted our Executive Compensation Recovery Policy that generally provides that the Company may seek to recover certain performance-based compensation paid to an executive if the executive officer engaged in fraud or intentional illegal conduct which materially contributed to a restatement of the Company's financial results. See "Corporate Governance and Board Matters—Certain Company Policies—Clawback Policy".

Employment Agreements

        In 2017, we entered into new employment agreements with each of our executive officers. These agreements protect our executives by providing:

  •
  economic stability that enables our executive officers to focus on the performance of their duties;

  •
  death or disability payments and benefits in the event of certain terminations of employment; and

  •
  in some cases, payments and benefits in the event of certain terminations following a change of control in our Company.

        In addition, these agreements protect the company from certain business risks such as threats from competitors, loss of confidentiality, disparagement and solicitation of employees. Consistent with good governance practices, our employment agreements do not include Section 280G excise tax gross-ups. The employment agreements are described in more detail below under "Compensation of Executive Officers—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table" section below.

Tax and Accounting Considerations

        Code Section 162(m).    Following the passage of the Tax Cuts and Jobs Act (the "Act"), Section 162(m) of the Code, or Section 162(m), disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year to its chief executive officer, chief financial officer, and each of its three other most highly compensated executive officers (our covered employees). Prior to the passage of the Act, Section 162(m) disallowed a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year to its chief executive officer and each of its three other most highly compensated executive officers, other than its chief financial officer, unless such compensation qualified as "performance-based compensation" within the meaning of the Code. The changes under Section 162(m) are generally effective for taxable years beginning in 2018, but there is a grandfather rule for compensation paid pursuant to a written, binding contract that was in effect on November 2, 2017, which was not modified in any material respect on or after that date.

        The IRS has previously issued private letter rulings holding that, under certain circumstances, Section 162(m) does not apply to compensation paid to employees of a REIT's operating partnership. We have therefore determined that compensation paid to the Company's executive officers by our Operating Partnership or a subsidiary of our Operating Partnership for services to our Operating Partnership should not be subject to this limit.

        Code Section 409A.    Section 409A of the Internal Revenue Code of 1986, or Section 409A, requires that "nonqualified deferred compensation" be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities, penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including our executive officers, so that they are either exempt from, or satisfy the requirements of, Section 409A.

        Accounting for Stock-Based Compensation.    We follow FASB Accounting Standards Codification Topic 718, or ASC Topic 718, for our stock-based compensation awards. ASC Topic 718 requires companies to calculate the grant date "fair value" of their stock-based awards using a variety of assumptions. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award. Grants of stock options, restricted stock, restricted stock units and other equity-based awards under our equity incentive award plans will be accounted for under ASC Topic 718. Our Compensation Committee will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

Special Note Regarding Non-GAAP Financial Measures and Other Metrics

        This Compensation Discussion and Analysis contains certain non-GAAP financial measures and other metrics, which are described in more detail as follows:

  •
  Operating FFO.  We generally calculate Operating FFO as FFO (calculated in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT) excluding certain non-routine charges and gains and losses that management believes are not indicative of the results of our operating real estate portfolio. A reconciliation of Operating FFO to net income (loss) is included on pages 83 to 84 of our Annual Report on Form 10-K for the year ended December 31, 2017.

  •
  Operating FFO per Share.  We calculate Operating FFO per share by dividing Operating FFO by fully diluted shares on a weighted average basis for the respective period.

  •
  Adjusted EBITDA.  We calculate Adjusted EBITDA as EBITDA (net income (loss) adjusted to exclude interest expense and interest income, provision (benefit) for income taxes (including income taxes applicable to sale of assets) and depreciation and amortization) excluding write off of unamortized deferred financing costs, gains (losses) on extinguishment of debt, transaction and integration costs, equity-based compensation expense, restructuring costs and gain (loss) on sale of real estate. A reconciliation of Adjusted EBITDA to net income (loss) is included on page 87 of our Annual Report on Form 10-K for the year ended December 31, 2017.

  •
  ROIC.  We calculate ROIC by dividing net operating income by the average real estate assets, net, plus depreciation, less construction in progress, plus net acquired intangibles, net leasing commissions and net other fixed assets for the associated period. We calculate net operating income as net income (loss), excluding: interest expense, interest income, tax expense (benefit) of taxable REIT subsidiaries, depreciation and amortization, write off of unamortized deferred financing costs, gain (loss) on extinguishment of debt, transaction and integration costs, gain (loss) on sale of real estate, restructuring costs and general and administrative expenses. A reconciliation of net operating income to net income (loss) is included on page 86 of our Annual Report on Form 10-K for the year ended December 31, 2017.

  •
  Bookings.  We define bookings as incremental annualized rent net of downgrades.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the Securities and Exchange Commission.

Respectfully submitted,
The Compensation Committee
WILLIAM O. GRABE (Chairman) CATHERINE R. KINNEY PHILIP P. TRAHANAS STEPHEN E. WESTHEAD

 COMPENSATION OF EXECUTIVE OFFICERS

        The following tables set forth certain compensation information for each of our named executive officers. Our named executive officers are: Chad L. Williams, our Chairman and Chief Executive Officer, Jeffrey H. Berson, our Chief Financial Officer, James H. Reinhart, our former Chief Operating Officer—Operations, Daniel T. Bennewitz, our Chief Operating Officer—Sales, Marketing and Product, and William H. Schafer, our Executive Vice President—Finance & Accounting.

Summary Compensation Table

        The following table sets forth a summary of all compensation earned, awarded or paid to our named executive officers in the fiscal years ended December 31, 2017, 2016 and 2015.

Name and Principle Position	Year	Salary	Bonus		Stock Awards(1)	Option Awards(2)	All Other Compensation(3)	Total
Chad L. Williams	2017	$691,667	$804,479	(4)	$2,397,992	$2,397,999	$82,166	$6,374,303
Chairman and	2016	$550,000	$550,000		$2,474,959	$824,998	$48,578	$4,448,535
Chief Executive Officer	2015	$550,000	$550,000		$1,842,460	$550,000	$30,053	$3,522,513
Jeffrey H. Berson	2017	$343,750	$399,000	(4)	$1,072,473	$357,493	$32,210	$2,204,926
Chief Financial	2016	$325,000	$325,000		$731,244	$243,747	$26,089	$1,651,080
Officer	2015	$325,000	$325,000		$487,482	$162,504	$23,932	$1,323,918
James H. Reinhart	2017	$350,000	$249,375		$997,496	$332,494	$43,832	$1,973,197
Former Chief Operating	2016	$350,000	$350,000		$787,462	$262,490	$35,185	$1,785,137
Officer—Operations	2015	$350,000	$350,000		$524,975	$175,000	$35,746	$1,435,721
Daniel T. Bennewitz	2017	$350,000	$256,025	(4)	$976,472	$325,491	$42,399	$1,950,387
Chief Operating	2016	$350,000	$350,000		$787,462	$262,490	$32,262	$1,782,214
Officer—Sales, Marketing and Product	2015	$350,000	$350,000		$524,975	$175,000	$35,775	$1,435,750
William H. Schafer	2017	$350,000	$282,625	(4)	$839,994	$280,000	$63,207	$1,815,826
Executive Vice President—	2016	$350,000	$350,000		$787,462	$262,490	$54,909	$1,804,861
Finance & Accounting	2015	$350,000	$350,000		$647,445	$175,000	$53,021	$1,575,466

(1)
2017 amounts reflect the aggregate grant date value of restricted stock awards granted on March 7, 2017, calculated in accordance with FASB ASC Topic 718. The aggregate grant date value of these restricted stock grants was calculated by multiplying the closing grant date price of $50.66 by the number of shares of restricted stock granted. 2016 amounts reflect the aggregate grant date value of restricted stock awards granted on March 2, 2016, calculated in accordance with FASB ASC Topic 718. The aggregate grant date value of these restricted stock grants was calculated by multiplying the closing grant date price of $45.78 by the number of shares of restricted stock granted. 2015 amounts reflect the aggregate grant date value of restricted stock awards granted on February 27, 2015, calculated in accordance with FASB ASC Topic 718. The aggregate grant date value of these restricted stock grants was calculated by multiplying the closing grant date price of $35.81 by the number of shares of restricted stock granted.

(2)
2017 amounts reflect the aggregate grant date fair value of options granted on March 7, 2017, calculated in accordance with FASB ASC Topic 718. The assumptions used to calculate these amounts are described in Note 8—"Partners' Capital, Equity and Incentive Compensation Plans" to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017. 2016 amounts reflect the aggregate grant date fair value of options granted on March 2, 2016, calculated in accordance with FASB ASC Topic 718. The assumptions used to calculate these amounts are described in Note 7—"Partners' Capital, Equity and Incentive Compensation Plans" to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016. 2015 amounts reflect the aggregate grant date fair value of options granted on February 27, 2015, calculated in accordance with FASB ASC Topic 718. The assumptions used to calculate these amounts are described in Note 7—"Partners' Capital, Equity and Incentive Compensation Plans" to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015.

(3)
Consists of the value of our 401(k) plan match, financial planning assistance, premiums for medical, dental, long-term disability, supplemental disability, and group term life insurance and, with respect to Mr. Schafer only, fees for a corporate country club membership. For 2017, on an individual basis, these amounts include, among other things:

•
with respect to Mr. Williams, approximately $47,110 in financial consulting services, $25,781 of healthcare premiums, dental insurance, long-term disability, supplemental disability, group life, and company contributions to a health savings account, and $9,275 in matching 401(k) contributions made by the Company;

  •
  with respect to Mr. Berson, $1,700 in financial consulting services, $21,235 of healthcare premiums, dental insurance, long-term disability, supplemental disability, group life, and company contributions to a health savings account, and $9,275 in matching 401(k) contributions made by the Company.

  •
  with respect to Mr. Reinhart, $10,605 of financial and investment planning services, $23,952 of healthcare premiums, dental insurance, long-term disability, supplemental disability, group life, and company contributions to a health savings account, and $9,275 in matching 401(k) contributions made by the Company;

  •
  with respect to Mr. Bennewitz, $10,605 of financial and investment planning services, $22,519 of healthcare premiums, dental insurance, long-term disability, supplemental disability, group life, and company contributions to a health savings account, and $9,275 in matching 401(k) contributions made by the Company; and

  •
  with respect to Mr. Schafer, $10,605 of financial and investment planning services, $33,667 of healthcare premiums, dental insurance, long-term disability, supplemental disability, group life, and company contributions to a health savings account, $9,660 for a corporate country club membership, and $9,275 in matching 401(k) contributions made by the Company.

(4)
Fifty percent of this award was paid in cash and fifty percent of the award was paid in shares of restricted Class A common stock for all of the named executive officers, except Mr. Reinhart who received his award solely in cash. The following shares of restricted Class A common stock were awarded on March 7, 2018: Mr. Williams—11,791 shares; Mr. Berson—5,862 shares; Mr. Bennewitz—3,762 shares; and Mr. Schafer—4,153 shares. The shares of restricted Class A common stock vest 33% on the first anniversary of the date of grant and 8.375% on each quarter-end thereafter, subject to continued service as an employee. The aggregate grant date value of the restricted stock grants was calculated in accordance with FASB ASC Topic 718, by multiplying the closing grant date price of $34.03 by the number of shares of restricted stock granted.

2017 Grants of Plan-Based Awards

        The following table sets forth information concerning the grants of plan-based awards made to each of our named executive officers for the fiscal year ended December 31, 2017.

Name and Position	Grant Date	Number of Shares of Stock(1)	Number of Securities Underlying Options(1)	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards(2)
Chad L. Williams	3/7/2017	47,335	—	—	$2,397,992
Chairman and Chief	3/7/2017	—	231,467	$50.66	$2,397,999
Executive Officer
Jeffrey H. Berson	3/7/2017	21,170	—	—	$1,072,473
Chief Financial Officer	3/7/2017	—	34,507	$50.66	$357,493
James H. Reinhart	3/7/2017	19,690	—	—	$997,496
Former Chief Operating Officer—	3/7/2017	—	32,094	$50.66	$332,494
Operations
Daniel T. Bennewitz	3/7/2017	19,275	—	—	$976,472
Chief Operating Officer—	3/7/2017	—	31,418	$50.66	$325,491
Sales, Marketing and Product
William H. Schafer	3/7/2017	16,581	—	—	$839,994
Executive Vice President—	3/7/2017	—	27,027	$50.66	$280,000
Finance & Accounting

(1)
These awards vest 33% on the first anniversary of the date of grant and 8.375% on each quarter-end thereafter, subject to continued service as an employee.

(2)
Amounts represent the aggregate grant date fair value of shares of restricted Class A common stock or options to purchase common stock, as applicable, granted to our executive officers on March 7, 2017, calculated in accordance with FASB ASC Topic 718. The aggregate grant date value of the restricted stock was calculated by multiplying the closing grant date price of $50.66 by the number of shares of restricted stock granted. The assumptions used to calculate the grant date fair value of the options to purchase common stock are described in Note 8—"Partners' Capital, Equity and Incentive Compensation Plans" to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Executive Employment Agreements

        We have entered into employment agreements with each of our named executive officers. On April 11, 2017, we entered into new employment agreements with each of Messrs. Williams, Berson, Bennewitz and Reinhart that superseded and replaced the prior employment agreements of each of these executive officers. On February 16, 2017, we entered into a new employment agreement with Mr. Schafer in connection with his transition to the role of Executive Vice President—Finance and Accounting, that became effective April 3, 2017 and superseded and replaced his prior employment agreement.

Williams Employment Agreement

        Mr. Williams' employment agreement provides for an initial term of one year, expiring April 3, 2018, with automatic renewal terms of one year each unless either party gives a non-renewal notice within a specified time frame. Under Mr. Williams' employment agreement, Mr. Williams will continue to serve as our Chief Executive Officer and will continue to be nominated for election to and as Chairman of our Board of Directors at each annual meeting of our stockholders.

        Mr. Williams' employment agreement provides for a base salary of not less than $720,000, a bonus opportunity targeted at 125% of base salary (with additional amounts being paid for exceptional performance as determined by the Compensation Committee), five weeks' paid vacation, or the number of days granted to any other executive, whichever is greater, and certain other benefits. In addition, Mr. Williams' employment agreement provides that Mr. Williams will be eligible to receive grants of equity awards, typically subject to three-year time-based vesting, with a target award value of 500% of his base salary. A performance-based component with a different vesting schedule also may be included in the grants of equity awards.

        If we terminate Mr. Williams' employment without "cause" (including our nonrenewal of Mr. Williams' employment agreement upon expiration) or by Mr. Williams for "good reason," Mr. Williams will, upon execution of a release reasonably acceptable to us, be eligible to receive the following severance benefits in addition to his "accrued compensation":

  •
  full vesting of any equity awards;

  •
  two times Mr. Williams's annual salary;

  •
  two times Mr. Williams's annual bonus, calculated based on target bonus assuming all performance goals are fully met; and

  •
  continued coverage of Mr. Williams and his family members under our health insurance plans for two years following termination (or, if the same is not permitted by law or the terms of the plan, reimbursement of the cost of equivalent coverage), subject to reimbursement by Mr. Williams of the cost of such participation by his extended family members.

However, if any such termination occurs within two years following a "change in control," Mr. Williams will be eligible to receive the following benefits (in lieu of the benefits listed above) in addition to his "accrued compensation":

  •
  full vesting of any equity awards;

  •
  three times Mr. Williams's annual salary on date of termination or date of change in control, whichever is higher;

  •
  three times Mr. Williams's annual bonus on date of termination or date of change in control, whichever is higher, calculated based on target bonus assuming all performance goals are fully met;

  •
  continued coverage of Mr. Williams and his family members under our health insurance plans for two years following termination (or, if the same is not permitted by law or the terms of the plan, reimbursement of the cost of equivalent coverage), subject to reimbursement by Mr. Williams of the cost of such participation by his extended family members; and

  •
  one year of outplacement services and support.

        In addition, if Mr. Williams' employment is terminated following the death or disability of Mr. Williams, Mr. Williams will be eligible to receive the following benefits, in addition to his "accrued compensation":

  •
  full vesting of any equity awards;

  •
  one times Mr. Williams's annual salary;

  •
  one times Mr. Williams's annual bonus, calculated based on target bonus assuming all performance goals are fully met; and

  •
  continued coverage of Mr. Williams and his family members under our health insurance plans for two years following termination (or, if the same is not permitted by law or the terms of the plan, reimbursement of the cost of equivalent coverage), subject to reimbursement by Mr. Williams of the cost of such participation by his extended family members.

        In the event we terminate Mr. Williams' employment with "cause" or Mr. Williams terminates his employment without "good reason," we will be obligated to pay Mr. Williams all "accrued compensation" and any performance or discretionary bonus that had been earned or declared for a bonus period ending before the termination date but not yet paid.

        Mr. Williams' employment agreement generally defines:

  •
  "change in control" as (i) any transaction that results in any person (as such term is used in Section 13(d) and 14(d) of the Exchange Act), other than our current stockholders, becoming the beneficial owner (as defined in the Exchange Act), directly or indirectly, of securities representing 30% or more of the then-combined voting power of our then-outstanding voting securities, (ii) individuals who, at the beginning of any 12-month period, constitute our board of directors cease for any reason to constitute a majority of our board of directors at the end of such 12-month period, treating any individual whose election or nomination was approved by a majority of the incumbent directors as an incumbent director for this purpose, (iii) a merger, consolidation or recapitalization other than one following which voting securities prior to the transaction continue to represent more than 70% of our (or surviving entity's) voting securities after the transaction, or (iv) a sale of all or substantially all of our assets in one transaction or a series of transactions over a 12-month period;

  •
  "cause" as Mr. Williams' (i) willful act or omission, other than as a result of death or disability, that causes material harm and represents a breach of his obligation to maintain the company's confidential information, (ii) conviction and exhaustion of all appeals of, or pleading guilty or nolo contendere to, a crime that constitutes a felony involving dishonesty or moral turpitude, or (iii) willful commission of an act of fraud, embezzlement, misappropriation or breach of fiduciary duty against the Company committed in bad faith or without a reasonable belief that the action was in our best interest;

  •
  "good reason" as (i) the diminution in Mr. William's authority, duties or responsibilities, or any adverse change in his title as our Chief Executive Officer or in his title as Chairman of the Board (including failure of Mr. Williams to be elected Chairman of the Board at any annual meeting of stockholders), or failure of the Board to nominate Mr. Williams for election as Chairman of the Board at any annual meeting of stockholders, (ii) movement of Mr. William's place of employment by more than fifty miles from Overland Park, Kansas, (iii) any diminution in Mr. William's base compensation, as in effect from time to time, (iv) a material breach by the Company of any term of the employment agreement, or (v) the failure of any successor to the Company to assume the agreement; and

  •
  "accrued compensation" as the sum of (i) Mr. Williams' salary through the termination date to the extent not theretofore paid, (ii) the amount of any accrued but unused vacation pay, and (iii) any business expense reimbursements incurred by Mr. Williams as of the termination date and duly submitted for reimbursement.

        Pursuant to Mr. Williams' employment agreement, we provide standard company health insurance to cover Mr. Williams and members of his immediate family (and, if coverage of his immediate family is not permitted by law or the terms of the plan, he will be reimbursed for the cost of equivalent coverage). Also, we are obligated to provide standard company health insurance to cover specified members of Mr. Williams' extended family, provided that Mr. Williams will reimburse us for the cost of such coverage. In addition, we are obligated to provide Mr. Williams with administrative support for both Company and personal matters commensurate with his position, at no cost to Mr. Williams, as well as executive support services applicable to other senior executives. Mr. Williams also may from time to time seek assistance from two of our other employees for personal accounting and financial matters, at no cost to Mr. Williams. To the extent that Mr. Williams utilizes employees other than those described above for matters unrelated to our business, such arrangements will be in accordance with established procedures, including reimbursement of the reasonable value associated with any material use.

        Mr. Williams' employment agreement provides that, during the term and for a period of one year following his termination, Mr. Williams will not (a) directly or indirectly, engage in any business involving the development, construction, acquisition, ownership or operation of data center properties, colocation facilities and/or the provision of cloud or managed services in the United States, whether such business is conducted by the executive individually or as a principal, partner, member, stockholder, joint venturer, director, trustee, officer, employee, consultant, advisor or independent contractor of any person or (b) own any interests in any data center facilities, colocation facilities or managed service providers in the United States, other than up to five percent of the outstanding shares of any public company. Moreover, Mr. Williams' employment agreement provides that, during the term and for a one-year period following his termination, he will not (a) solicit, induce or encourage any employee (other than clerical employees) or independent contractor to terminate his or her employment with the Company or to cease rendering services to the Company and will not initiate discussions with any person for any such purpose or authorize or knowingly cooperate with other persons taking such action or (b) solicit any of our customers to lease, purchase or otherwise occupy data center space within the United States or encourage customers to reduce their patronage of the Company. In addition, Mr. Williams' employment agreement provides for a confidentiality covenant on the part of Mr. Williams and a covenant that both we and Mr. Williams agree not to talk about or otherwise communicate to any third parties in a malicious, disparaging or defamatory manner regarding the other.

Berson, Bennewitz and Reinhart Employment Agreements

        Pursuant to their new employment agreements (the "New Employment Agreements"), Mr. Berson serves as Chief Financial Officer, Mr. Bennewitz serves as Chief Operating Officer—Sales, Marketing and Product and Mr. Reinhart served as Chief Operating Officer—Operations, respectively. Each of the New Employment Agreements provide for an initial term of two years, expiring April 3, 2019, with automatic renewal terms of two years each unless either party gives a non-renewal notice within a specified time frame. Each of the New Employment Agreements provide for a base salary of $350,000 and a bonus opportunity for threshold performance targeted at 100% of base salary (with additional amounts being paid for exceptional performance as determined by the Compensation Committee), four weeks' paid vacation and certain other benefits. In addition, each of the New Employment Agreements provides that the executive will be eligible to receive grants of equity awards, typically subject to three-year time-based vesting, with a target award value of 200% of the executive's respective base salary. A performance-based component with a different vesting schedule also may be included in the grants of equity awards.

        Each of the New Employment Agreements provide that if the executive's employment is terminated by the Company without "cause" (including nonrenewal by the Company of the agreement upon expiration) or by the executive for "good reason," the executive will, upon execution of a release reasonably acceptable to the Company, be eligible to receive the following severance benefits in addition to his "accrued compensation":

  •
  one year of base pay plus the target bonus in effect on the termination date;

  •
  all bonus amounts earned but not yet paid for the year prior to the year in which the termination date occurs;

  •
  full vesting of any equity awards that would otherwise vest during the then-current term of the agreement;

  •
  reimbursement for premiums for 18 months of COBRA coverage if the officer elects COBRA coverage; and

  •
  outplacement services and support for a period of one year.

However, if any such termination occurs within two years following a "change in control," the executive will be eligible to receive the following benefits (in lieu of the benefits listed above) in addition to his "accrued compensation":

  •
  an amount equal to the sum of (A) two times his base salary in effect on the date of the change in control or the date of the termination, whichever is higher, and (B) two times his annual bonus on date of termination or date of change in control, whichever is higher, calculated based on maximum bonus available assuming all performance goals are fully met;

  •
  reimbursement of the cost of health, disability and accidental death, and dismemberment insurance in an amount not less than that provided at the time of the executive's termination or, if greater, on the date on which the change in control occurred, until the earlier of (x) the date on which the executive becomes eligible to receive substantially the same or greater benefits from another employer or (y) the second anniversary of the date of the termination; and

  •
  one year of outplacement services and support.

        In addition, if the executive is terminated following death or disability, the executive will be eligible to receive all "accrued compensation" and, if not previously vested in full, all equity awards granted to the executive will fully vest as of the termination date.

        In the event we terminate the executive for "cause" or the executive terminates employment without "good reason," we will be obligated to pay the executive all "accrued compensation."

        Each New Employment Agreement generally defines:

  •
  "change in control" as (i) any transaction that results in any person (as such term is used in Section 13(d) and 14(d) of the Exchange Act), other than our current stockholders, becoming the beneficial owner (as defined in the Exchange Act), directly or indirectly, of securities representing 25% or more of the then-combined voting power of our then-outstanding voting securities, (ii) individuals who, at the beginning of any 12-month period, constitute our Board cease for any reason to constitute a majority of our Board at the end of such 12-month period, treating any individual whose election or nomination was approved by a majority of the incumbent directors as an incumbent director for this purpose, (iii) a merger, consolidation or recapitalization other than one following which voting securities prior to the transaction continue to represent more than 75% of our (or surviving entity's) voting securities after the transaction, or (iv) a sale of all or substantially all of our assets in one transaction or a series of transactions over a 12 month period;

  •
  "cause" as the executive's (i) conviction of, or pleading guilty or nolo contendere to, a crime involving dishonesty or moral turpitude; (ii) any commission by the executive of an act of dishonesty, theft, fraud or embezzlement; or (iii) any willful act that has a significant adverse effect on our reputation;

  •
  "good reason" as (i) a material diminution in the executive's authority, duties or responsibilities, or any significant adverse change in his title, as identified above, (ii) a material diminution in the executive's base compensation, as in effect from time to time; (iii) movement of the executive's place of employment more than fifty miles from his assigned location, or (iv) the failure of any successor to the Company to assume the agreement; and

  •
  "accrued compensation" as (i) the executive's salary through the termination date to the extent not theretofore paid, (ii) the amount of any accrued but unused vacation pay, (iii) any business expense reimbursements incurred by the executive as of the termination date and duly submitted for reimbursement, and (iv) any performance or discretionary bonus earned or declared for a bonus period ending before the termination date but not yet paid.

        The New Employment Agreements include a non-compete covenant providing that during the term and for a period of one year following termination, the officers may not (a) directly or indirectly, engage in any business involving the development, construction, acquisition, ownership or operation of data center properties, colocation facilities and/or the provision of managed or cloud services, whether such business is conducted by the executive individually or as a principal, partner, member, stockholder, joint venturer, director, trustee, officer, employee, consultant, advisor or independent contractor of any person or (b) own any interests in any data center facilities, colocation facilities or managed or cloud service providers in the United States, other than up to five percent of the outstanding shares of any public company. Moreover, the New Employment Agreements provide that, during the term and for a one-year period following termination, each of the officers will not solicit any of our customers for data center space within the United States, encourage any of our customers to reduce their patronage of the Company, solicit or hire, other than clerical employees, any of our current employees or independent contractors (or authorize or knowingly cooperate with other persons taking such action) or former employees or independent contractors who left employment within the prior year, or encourage any of our employees to leave their employment with us. Finally, the New Employment Agreements include a confidentiality covenant on the part of the officers and a covenant that both the Company and the officers agree not to talk about or otherwise communicate to any third parties in a malicious, disparaging or defamatory manner regarding the other.

Schafer Employment Agreement

        Pursuant to Mr. Schafer's new employment agreement, Mr. Schafer transitioned to the role of Executive Vice President—Finance and Accounting. The employment agreement with Mr. Schafer provides for an initial term of one year, expiring April 3, 2018 with automatic renewal terms of one year, unless either party gives a non-renewal notice within a specified time frame. The employment agreement provides for a base salary of $350,000, a bonus opportunity targeted at 100% of base salary for threshold performance, with additional amounts being paid for exceptional performance as determined by the Compensation Committee, four weeks' paid vacation and certain other benefits. In addition, Mr. Schafer's employment agreement also provides that Mr. Schafer will be eligible to receive grants of equity awards, subject to performance or three-year time-based vesting, with a target award value of 200% of his base salary.

        If Mr. Schafer's employment is terminated by us without "cause" (including nonrenewal of the agreement upon expiration) or by Mr. Schafer for "good reason" or a termination following death or "disability," as each of those terms are defined in Mr. Schafer's employment agreement, Mr. Schafer will, upon execution of a release acceptable to us, be eligible to receive the following severance benefits in addition to his then-accrued compensation:

  •
  a lump sum cash payment equal to the sum of (A) one times his then current base salary, (B) his prorated bonus for the year of termination, and (C) one times his annual bonus for the year of termination, calculated assuming achievement of all performance goals necessary to achieve the target achievement level;

  •
  solely in the case of termination without cause or with good reason, vesting of any equity awards that otherwise would have vested during the term in which the termination occurred;

  •
  solely in the case of death or disability, full vesting of equity awards; and

  •
  continued coverage under our health insurance plans for one year following termination (provided that if such continuation is not possible, the Company will reimburse an amount equal to the cost of health insurance coverage for Mr. Schafer and his family for one year following his termination that is substantially similar to the coverage provided to Mr. Schafer under our health insurance plans prior to his termination) and reimbursement of premiums for any subsequent COBRA continuation coverage.

        If Mr. Schafer's employment is terminated by us without "cause" (including nonrenewal of the agreement upon expiration) or by Mr. Schafer for "good reason" within two years following a "change in control," he will be eligible to receive the following benefits in addition to his then-accrued compensation:

  •
  a lump sum cash payment equal to the sum of (A) two times his base salary in effect on the date of the change in control or the date of the termination, whichever is higher, and (B) two times his annual bonus for the year of the change in control or the termination, whichever is higher, calculated assuming achievement of all performance goals necessary to achieve the maximum bonus level;

  •
  reimbursement of the cost of health, disability and accidental death, and dismemberment insurance in an amount not less than that provided at the time of Mr. Schafer's termination or, if greater, on the date on which the change in control occurred, until the earlier of (x) the date on which Mr. Schafer becomes eligible to receive substantially the same or greater benefits from another employer or (y) the second anniversary of the date of his termination; and

  •
  one year of outplacement services and support.

        Mr. Schafer's employment agreement generally defines:

  •
  "change in control" as (i) any transaction that results in any person (as such term is used in Section 13(d) and 14(d) of the Exchange Act), other than our current stockholders, becoming the beneficial owner (as defined in the Exchange Act), directly or indirectly, of securities representing 30% or more of the then-combined voting power of our then outstanding voting securities, (ii) individuals who, at the beginning of any 12-month period, constitute our Board cease for any reason to constitute a majority of our Board at the end of such 12-month period, treating any individual whose election or nomination was approved by a majority of the incumbent directors as an incumbent director for this purpose, (iii) a merger, consolidation or recapitalization other than one following which voting securities prior to the transaction continue to represent more than 70% of our voting securities after the transaction, or (iv) a sale of all or substantially all of our assets;

  •
  "cause" as Mr. Schafer's (i) willful act or omission that causes material harm and represents (a) a material breach of the agreement or any breach of certain covenants, (ii) conviction of, or pleading guilty or nolo contendere to, a felony or a misdemeanor involving dishonesty or moral turpitude; (iii) willful and material violation of our rules and policies that causes material harm; (iv) commission of an act of dishonesty, theft, fraud, embezzlement or material misappropriation of our property; or (v) act that will or is reasonably expected to have, a significant adverse effect on our business or reputation unless taken with the good faith belief that it was in our best interest;

  •
  "good reason" as (i) a material diminution in Mr. Schafer's authority, duties or responsibilities, or any significant adverse change in his title as Executive Vice President—Finance and Accounting, (ii) movement of Mr. Schafer's place of employment more than fifty miles from Overland Park, Kansas, (iii) a material diminution in Mr. Schafer's base compensation, as in effect from time to time, or (iv) our material breach of any term of the employment agreement; and

  •
  "accrued compensation" as (i) the executive's salary thereunder through the termination date to the extent not theretofore paid; (ii) the amount of any accrued but unused vacation pay; (iii) any business expense reimbursements incurred by the executive as of the termination date and duly submitted for reimbursement; and (iv) any performance bonus or discretionary bonus that has been earned or declared for a bonus period ending before the termination date but not paid before the termination date.

        Mr. Schafer's employment agreement includes a non-compete covenant providing that during the term and for a period of one year following termination, Mr. Schafer may not, directly or indirectly, engage in the data center business, or own, manage, control or participate in the ownership, management or control of, or be employed or engaged by or otherwise affiliated with, any other company engaged in the data center business, other than the ownership of up to five percent of the outstanding shares of any public company. Moreover, Mr. Schafer's employment agreement provides that, during the term and for a one-year period following termination, Mr. Schafer will not solicit any of our customers for data center space within the United States, encourage any of our customers to reduce their patronage of us, solicit or hire any of our current employees or independent contractors or former employees or independent contractors who left employment within the prior year, or encourage any of our employees to leave their employment with us. In addition, Mr. Schafer's employment agreement includes a confidentiality covenant on the part of Mr. Schafer and a covenant that both we and Mr. Schafer agree not to talk about or otherwise communicate to any third parties in a malicious, disparaging or defamatory manner regarding the other.

        Regardless of the reason for any termination of employment, each of our executive officers who is a party to an employment agreement will be entitled to receive their "accrued compensation", as defined in their respective agreements.

Equity Incentive Plans—Vesting and Change in Control

        We and our predecessor have granted equity awards to our directors and executive officers under two equity incentive plans—the 2013 Equity Incentive Plan and the 2010 Equity Incentive Plan.

2013 Plan

        Prior to the completion of our initial public offering, our board of directors adopted, and our stockholders approved, the 2013 Plan for future grants of equity awards to our non-employee directors, executive officers and other key employees and service providers, including officers and employees of our affiliates. All grants of restricted stock and stock options to our named executive officers and directors have been made under the 2013 Plan.

        Under the 2013 Plan, if we experience a change in control in which outstanding options, share appreciation rights, restricted shares, share units, performance shares, performance units or other equity-based awards will not be assumed or continued by the surviving entity: (i) with the exception of any performance share or performance units, all restricted shares will vest, and all share units and dividend equivalent rights will vest and the underlying shares will be delivered immediately before the change in control, and (ii) at the board of directors' discretion either or both of the following actions will be taken (A) all options and share appreciation rights will become exercisable 5 days before the change in control and terminate upon the consummation of the change in control, or (B) all options, share appreciation rights, restricted shares and share units will be canceled in connection with the change in control for a payment equal to the price per share paid to holders of shares of common stock in the change in control transaction less, in the case, of options or share appreciation rights, the option exercise price or share appreciation right exercise price per share. In the event the option exercise price or share appreciation right exercise price of an award exceeds the price per share paid to stockholders in the change in control, such options and share appreciation rights may be terminated for no consideration. In the case of performance shares and performance units, if more than half of the performance period has lapsed, the performance shares will be converted into restricted shares based on actual performance to date. If less than half of the performance period has lapsed, or if actual performance is not determinable, the performance shares will be converted into restricted shares assuming target performance has been achieved.

        In summary, a change in control under the 2013 Plan occurs if:

  •
  a person, entity or affiliated group (with certain exceptions) acquires, in a transaction or series of transactions, 50% or more of the total combined voting power of our outstanding securities;

  •
  we experience a merger or consolidation with any other entity or we approve the issuance of voting securities in connection with a merger or consolidation other than (i) a merger or consolidation which would result in our voting securities continuing to represent at least 50.1% of the combined voting power of our voting securities or any surviving or parent entity outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement our recapitalization in which no person, entity or affiliated group becomes the beneficial owner of our securities representing 50% or more of the then outstanding shares of our common stock or the combined voting power of our then outstanding voting securities;

  •
  we consummate a sale of all or substantially all of our assets; or

  •
  during the period of any twelve consecutive months, individuals who, at the beginning of such period, constitute our board of directors cease for any reason to constitute a majority of our board of directors, treating any individual whose election or nomination was approved by a majority of the incumbent directors as an incumbent director for this purpose.

2010 Plan

        The 2010 Plan was approved in May 2010 by the board of directors of our Operating Partnership's then-general partner for the purpose of granting awards of unit options, restricted units and profits interests in our Operating Partnership to employees, directors and other service providers of our Operating Partnership. Since the adoption of our 2013 Plan in connection with our initial public offering we have not, and we will not, make any further awards under the 2010 Plan. The only awards that remain outstanding under the 2010 Plan as of March 9, 2018 consist of 144,313 Class O LTIP units held by our directors and employees. A majority of these LTIP units, which we granted between May 2010 and June 2013, generally vest over a four-year period, beginning with 25% on the first anniversary of the date of grant and 6.25% on each quarter-end thereafter. Some of these LTIP units, however, were subject to special performance and cliff vesting terms that resulted in full vesting on either March 1, 2015 or March 1, 2016.

        In the event of a change of control (as defined in the 2010 Plan) of our Operating Partnership, any unvested LTIP units will become immediately vested. In summary, a "change in control" under the 2010 Plan occurs if:

  •
  A person, entity or affiliated group (with certain exceptions) acquires beneficial ownership, directly or indirectly, of 50% or more of the voting power of our Operating Partnership's outstanding voting securities;

  •
  During any period of twelve months, individuals who at the beginning of the period constitute the board of directors of our Operating Partnership's then-general partner and any new director whose election was approved by vote of at least a majority of the directors then in office, cease to constitute at least a majority of the board of directors of Operating Partnership's then-general partner;

  •
  The partners of our Operating Partnership approve a merger with any other entity other than a merger which results in voting securities of our Operating Partnership outstanding immediately before the merger continuing to represent at least 50.1% of the voting power of our Operating Partnership or the entity surviving the merger; or

  •
  There is a sale or disposition by our Operating Partnership of all or substantially all of its assets.

  LTIP Units

        LTIP units are a special class of limited partnership units in our Operating Partnership that are structured to qualify as "profits interests" for tax purposes, with the result that at issuance they have no capital account in our Operating Partnership. Any LTIP units issued by our Operating Partnership may be subjected to vesting requirements as determined by our Compensation Committee. When vested, LTIP units are convertible by the holder (or, with respect to Class RS LTIP units that have achieved a capital account, automatically convert) into OP units on the terms set forth in our Operating Partnership's partnership agreement. Our Operating Partnership currently has authorized and outstanding one class of LTIP units—Class O LTIP units. All previously issued RS LTIP units have vested and automatically converted into OP Units.

        Class O LTIP units do not participate in quarterly per unit profit distributions (although Class O LTIP units are entitled to tax distributions equal to the lesser of (i) the amount we determine to be adequate to satisfy tax liabilities resulting from any taxable income allocation, or (ii) the distribution per OP unit for the year in question). Initially, each Class O LTIP unit will have a capital account of zero and, therefore, the holder of the Class O LTIP unit would receive nothing if our Operating

Partnership were liquidated immediately after the Class O LTIP unit is awarded. However, our Operating Partnership's partnership agreement requires that "book gain" or economic appreciation in our assets realized by our Operating Partnership, whether as a result of an actual asset sale or upon the revaluation of our assets, as permitted by applicable Treasury Regulations, be allocated to the Class O LTIP units (after allocations to the Class RS LTIP units and together with the OP units) until the capital account per Class O LTIP unit is equal to the excess of the capital account per OP unit over the amount of such capital account on the date of issuance of the Class O LTIP unit. Each Class O LTIP unit is convertible into OP units by our Operating Partnership at any time or by the holder at any time following full vesting (if such unit is subject to vesting), and upon equalization of the capital account of a Class O LTIP unit (and full vesting of the Class O LTIP unit, if such unit is subject to vesting), the Class O LTIP unit generally will be convertible into a number of OP units equal to (i) the Class O LTIP unit's capital account divided by (ii) the capital account balance of an OP unit (i.e., in a manner similar to a typical stock appreciation right), subject to certain exceptions and adjustments. There is a risk that a Class O LTIP unit will never become convertible into such amount of OP units because of insufficient gain realization to equalize capital accounts, and, therefore, the value that a holder will realize for a given number of vested Class O LTIP units may be zero or less than the value of an equal number of shares of our common stock

Outstanding Equity Awards at Fiscal Year-End December 31, 2017

        The following table sets forth the outstanding equity awards for each named executive officer as of December 31, 2017.

		Option/Class O LTIP Unit Awards						Stock Awards
Name and Position	Date of Grant	Number of Securities Underlying Unexercised Options Exercisable/ Number of Units Convertible		Number of Securities Underlying Unexercised Options Unexercisable/ Number of Units Not Convertible		Option Exercise Price	Option Expiration Date	Number of Shares That Have Not Vested		Market Value of Shares That Have Not Vested(1)
Chad L. Williams	3/7/2017	—		—		—	—	47,335	(2)	$2,563,664
Chairman and	3/7/2017	—		231,467	(3)	$50.66	3/7/2027	—		—
Chief Executive	3/2/2016	—		—		—	—	18,111	(4)	$980,892
Officer	3/2/2016	18,825	(5)	27,721	(5)	$45.78	3/2/2026	—		—
	2/27/2015	—		—		—	—	12,863	(6)	$696,660
	2/27/2015	8,594	(7)	17,188	(7)	$35.81	2/27/2025	—		—
	10/15/2013	2,442	(8)	—		$21.00	10/15/2023	—		—
Jeffrey H. Berson	3/7/2017	—		—		—	—	21,170	(2)	1,146,567
Chief Financial	3/7/2017	—		34,507	(3)	$50.66	3/7/2027	—		—
Officer	3/2/2016	—		—		—	—	5,351	(4)	289,810
	3/2/2016	16,257	(5)	8,191	(5)	$45.78	3/2/2026	—		—
	2/27/2015	—		—		—	—	3,409	(6)	184,631
	2/27/2015	15,234	(7)	5,079	(7)	$35.81	2/27/2025	—		—
	11/3/2014	—		—		—	—	4,928	(10)	266,900
	10/15/2013	23,082	(8)	—		$21.00	10/15/2023	—		—
James H. Reinhart	3/7/2017	—		—		—	—	19,690	(2)	1,066,410
Former Chief Operating	3/7/2017	—		32,094	(3)	$50.66	3/7/2027	—		—
Officer—Operations	3/2/2016	—		—		—	—	5,763	(4)	312,124
	3/2/2016	17,508	(5)	8,820	(5)	$45.78	3/2/2026	—		—
	2/27/2015	—		—		—	—	3,666	(6)	198,496
	2/27/2015	16,406	(7)	5,469	(7)	$35.81	2/27/2025	—		—
	11/3/2014	—		—		—	—	7,745	(10)	419,469
	10/15/2013	24,857	(8)	—		$21.00	10/15/2023	—		—
	9/1/2012	50,000	(9)	—		(11)	—	—		—

		Option/Class O LTIP Unit Awards						Stock Awards
Name and Position	Date of Grant	Number of Securities Underlying Unexercised Options Exercisable/ Number of Units Convertible		Number of Securities Underlying Unexercised Options Unexercisable/ Number of Units Not Convertible		Option Exercise Price	Option Expiration Date	Number of Shares That Have Not Vested		Market Value of Shares That Have Not Vested(1)
Daniel T. Bennewitz	3/7/2017	—		—		—	—	19,275	(2)	1,043,934
Chief Operating	3/7/2017			31,418	(3)	$50.66	3/7/2027	—		—
Officer—Sales,	3/2/2016	—		—		—	—	5,763	(4)	312,124
Marketing and Product	3/2/2016	17,508	(5)	8,820	(5)	$45.78	3/2/2026	—		—
	2/27/2015	—		—		—	—	3,665	(6)	198,496
	2/27/2015	16,406	(7)	5,469	(7)	$35.81	2/27/2025	—		—
	11/3/2014					—	—	7,745	(10)	419,469
	10/15/2013	24,857	(8)	—		$21.00	10/15/2023	—		—
	9/1/2012	50,000	(9)	—		(11)	—	—		—
William H. Schafer	3/7/2017	—		—		—	—	16,581	(2)	898,027
Executive Vice	3/7/2017	—		27,027	(3)	$50.66	3/7/2027	—		—
President—	3/2/2016	—		—		—	—	5,763	(4)	312,124
Finance & Accounting	3/2/2016	17,508	(5)	8,820	(5)	$45.78	3/2/2026	—		—
	2/27/2015	—		—		—	—	4,520	(6)	244,803
	2/27/2015	16,406	(7)	5,469	(7)	$35.81	2/27/2025	—		—
	11/3/2014	—		—		—	—	5,632	(10)	305,029
	10/15/2013	24,857	(8)	—		$21.00	10/15/2023	—		—
	9/1/2012	37,500	(9)	—		(11)	—	—		—
	5/7/2010	37,500	(9)	—		(12)	—	—		—

(1)
The market value of unvested shares is calculated by multiplying the number of unvested shares of Class A common stock held by the applicable named executive officer by the closing price of our Class A common stock on December 29, 2017, which was $54.16.

(2)
Amount represents restricted shares of Class A common stock granted on March 7, 2017. These shares vest 33% on the first anniversary of the date of grant and 8.375% on each quarter-end thereafter, subject to continued service as an employee.

(3)
Amount represents options to purchase Class A common stock granted on March 7, 2017. These options vest 33% on the first anniversary of the date of grant and 8.375% on each quarter-end thereafter, subject to continued service as an employee.

(4)
Amount represents restricted shares of Class A common stock granted on March 2, 2016. These shares vest 33% on the first anniversary of the date of grant and 8.375% on each quarter-end thereafter, subject to continued service as an employee.

(5)
Amount represents options to purchase Class A common stock granted on March 2, 2016. These options vest 33% on the first anniversary of the date of grant and 8.375% on each quarter-end thereafter, subject to continued service as an employee.

(6)
Amount represents restricted shares of Class A common stock granted on February 27, 2015. These shares vest 25% on the first anniversary of the date of grant and 6.25% on each quarter-end thereafter, subject to continued service as an employee.

(7)
Amount represents options to purchase Class A common stock granted on February 27, 2015. These options vest 25% on the first anniversary of the date of grant and 6.25% on each quarter-end thereafter, subject to continued service as an employee.

(8)
Amount represents options to purchase Class A common stock granted concurrently with our initial public offering. These options vest 25% on the first anniversary of the date of grant and 6.25% on each quarter-end thereafter, subject to continued service as an employee.

(9)
Consists of Class O LTIP units in our Operating Partnership. Each vested Class O LTIP unit may be converted into a number of OP units equal to (i) (x) the excess of the then-capital account per OP unit over (y) the capital account per OP unit on the date of issuance of the Class O LTIP unit being converted, divided by (ii) the then-capital account per OP unit.

  See "Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—LTIP Units" for a description of the Class O LTIP units. These awards vested in full before December 31, 2016. See "Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Equity Incentive Plans-Vesting and Change of Control—2010 Plan."

(10)
Amount represents restricted shares of Class A common stock granted on November 3, 2014. These shares vest ratably over the first four anniversaries of the date of grant, subject to continued service as an employee.

(11)
The capital account per OP unit was $25.00 when these Class O LTIP units were granted. As of December 31, 2017, the capital account per OP unit was $52.84. See note 8 above for a description of the number of OP units receivable upon conversion of Class O LTIP units.

(12)
The capital account per OP unit was $20.00 when these Class O LTIP units were granted. As of December 31, 2017, the capital account per OP unit was $52.84. See note 8 above for a description of the number of OP units receivable upon conversion of Class O LTIP units.

2017 Option Exercises and Stock Vested

        The following table sets forth the number of shares of restricted stock and Class O LTIP units that vested for each of our named executive officers during 2017 and the value realized by these officers upon such vesting.

	Option Awards			Stock Awards			Class O LTIPS
Name and Position	Number of Shares Acquired on Exercise		Value Realized on Exercise(1)	Number of Shares of Stock Acquired on Vesting		Value Realized on Vesting(2)	Number of OP Units Acquired on Exercise		Value Realized on Exercise(3)
Chad L. Williams	115,790	(4)	$2,426,576	52,499	(5)	$2,714,075	263,436	(6)	$14,541,667
Chairman and Chief Executive Officer
Jeffrey H. Berson	—		—	26,931	(7)	$1,422,459	—		—
Chief Financial Officer
James H. Reinhart	—		—	25,191	(7)	$1,355,115	—		—
Former Chief Operating Officer—Operations
Daniel T. Bennewitz	—		—	25,192	(7)	$1,355,169	—		—
Chief Operating Officer—Sales, Marketing and Product
William H. Schafer	—		—	23,935	(7)	$1,275,756	—		—
Executive Vice President—Finance & Accounting

(1)
The value realized upon vesting is calculated by multiplying the number of options exercised on each exercise date by the market value of our common stock on such date, which is assumed to be the per share closing price on the NYSE as of such date, less the aggregate exercise price paid in connection with the exercise of such options.

(2)
The value realized upon vesting is calculated by multiplying the number of shares vested on each vesting date by the market value of our common stock on such date, which is assumed to be the per share closing price on the NYSE as of such date.

(3)
The value upon vesting or exercise, as applicable, is calculated by multiplying the number of OP units acquired on each vesting date by the market value of our common stock on such date, which is assumed to be the per share closing price on the NYSE as of such date.

(4)
Consists of (i) options to purchase shares of Class A common stock granted concurrently with our initial public offering on October 15, 2013, which vest 25% on the first anniversary of the date of grant and 6.25% on each quarter-end thereafter, subject to continued service as an employee, (ii) options to purchase shares of Class A common stock granted on February 27, 2015, which vest 25% on the first anniversary of the date of grant and 6.25% on each quarter-end thereafter, subject to continued service as an employee, and (iii) options to purchase shares of Class A common stock granted on March 2, 2016, which vest 33% on the first anniversary of the date of grant and 8.375% on each quarter-end thereafter, subject to continued service as an employee.

(5)
Consists of (i) restricted shares of Class A common stock granted concurrently with our initial public offering on October 15, 2013, which vest 25% on the first anniversary of the date of grant and 6.25% on each quarter-end thereafter, subject to continued service as an employee, (ii) restricted shares of Class A common stock granted on February 27, 2015, which vest 25% on the first anniversary of the date of grant and 6.25% on each quarter-end thereafter, subject to continued service as an employee, and (iii) restricted shares of Class A common stock granted on March 2, 2016, which vest 33% on the first anniversary of the date of grant and 8.375% on each quarter-end thereafter, subject to continued service as an employee.

(6)
Consists of 500,000 Class O LTIP units granted on November 5, 2012, which were converted into OP units during 2017. See "—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Equity Incentive Plans-Vesting and Change of Control—LTIP Units" for a description of the Class O LTIP units and the terms of vesting.

(7)
Consists of (i) restricted shares of Class A common stock granted concurrently with our initial public offering on October 15, 2013, which vest 25% on the first anniversary of the date of grant and 6.25% on each quarter-end thereafter, subject to continued service as an employee, (ii) restricted shares of Class A common stock granted on November 3, 2014, which vest ratably over the first four anniversaries of the date of grant, subject to continued service as an employee, (iii) restricted shares of Class A common stock granted on February 27, 2015, which vest 25% on the first anniversary of the date of grant and 6.25% on each quarter-end thereafter, subject to continued service as an employee, and (iv) restricted shares of Class A common stock granted on March 2, 2016, which vest 33% on the first anniversary of the date of grant and 8.375% on each quarter-end thereafter, subject to continued service as an employee.

Potential Payments upon Termination or Change in Control

        The compensation payable to our named executive officers upon the following occurrences is set forth above in the sections entitled "Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Executive Employment Agreements" and "Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Equity Incentive Plans-Vesting and Change in Control":

  •
  voluntary termination by the executive for good reason (including following changes of control);

  •
  termination by us without cause (including following changes of control);

  •
  termination in the event of permanent disability or death of the executive; and

  •
  a change in control without a corresponding termination.

        The compensation payable to our named executive officers upon such terminations or change in control will be paid in a single lump sum. The other benefits will be conditioned upon the executive's continued compliance with the non-competition, non-solicitation, confidentiality and other covenants contained in the employment agreement. All of the foregoing benefits payable upon termination are conditioned upon the executive's execution of a general release of claims.

        The following table summarizes the cash payments and estimated equivalent cash value of benefits that would have been provided to our named executive officers under the terms of their employment agreements described above upon termination of those agreements under various scenarios, or upon a change in control without a termination, as of December 31, 2017 :

	Termination			No Termination
Name	Without Cause/For Good Reason	Without Cause/ For Good Reason following a Change in Control(1)	Death/ Disability	Change in Control(2)
Chad L. Williams	$8,888,965	$10,518,965	$7,268,965	$5,599,052
Jeffrey H. Berson	$2,582,097	$3,600,519	$2,170,524	$2,170,524
James H. Reinhart	$2,700,069	$3,714,892	$2,283,151	$2,283,151
Daniel T. Bennewitz	$2,694,886	$3,684,812	$2,258,254	$2,258,254
William H. Schafer	$1,698,119	$3,502,188	$3,133,483	$2,028,846

(1)
Amounts assume that equity awards under the 2013 Plan are not assumed or continued by the surviving entity in the change in control and, therefore, that such awards vest in full upon the change in control. Equity awards under the 2010 Plan vest in full automatically upon a change in control.

(2)
Consists solely of acceleration of equity awards. Amounts assume that equity awards under the 2013 Plan are not assumed or continued by the surviving entity in the change in control and, therefore, that such awards vest in full upon the change in control. Equity awards under the 2010 Plan vest in full automatically upon a change in control.

Equity Compensation Plan Information

        The following table sets forth certain information, as of December 31, 2017, concerning shares of our common stock authorized for issuance under our equity compensation plans.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity compensation plans approved by stockholders	1,369,270	$38.18	2,246,627
Equity compensation plans not approved by stockholders(1)	—	$—	—
Total equity compensation plans(2)	1,369,270	$38.18	2,246,627

(1)
Our Operating Partnership's 2010 Plan was approved in May 2010 by the board of directors of our Operating Partnership's then-general partner. Since the adoption of our 2013 Plan in connection with our initial public offering we have not made, and we will not make, any further awards under the 2010 Plan. The only awards that remained outstanding under the 2010 Plan as of December 31, 2017 consisted of 568,040 Class O LTIP units held by our directors, executive officers and employees. As of December 31, 2017, the vested portion of these LTIP units were convertible into 568,040 OP units.

(2)
This amount consists of options to purchase 1,326,208 shares of Class A common stock granted to certain of our directors and executive officers and options to purchase 43,063 shares of Class A common stock granted to certain non-executive officer employees. It does not include 381,864 outstanding shares of restricted stock granted to certain directors, executive officers and non-executive officer employees and outstanding as of December 31, 2017.

Chief Executive Officer Pay Ratio

        Presented below is the ratio of annual total compensation of our Chief Executive Officer to the annual total compensation of our median employee (excluding our Chief Executive Officer). The ratio presented below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act.

        In identifying our median employee, we calculated the target annual total cash compensation of each employee as of October 31, 2017. Target total cash compensation for these purposes included base salary, cash incentives and commissions, and was calculated using internal human resources records. We did not apply any cost-of-living adjustments as part of the calculation.

        We selected the median employee based on all of our full-time, part-time, leave of absence, temporary, seasonal workers, exempt and non-exempt employees who were employed as of October 31, 2017. As of October 31, 2017, we did not have any non-U.S. employees.

        The 2017 annual total compensation as determined under Item 402 of Regulation S-K for our Chief Executive Officer was $6,374,302. The 2017 annual total compensation as determined under Item 402 of Regulation S-K for our median employee was $87,278. The ratio of our Chief Executive Officer's annual total compensation to our median employee's total compensation for fiscal year 2017 is 73.03 to 1.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information as of March 9, 2018 (the record date for the Annual Meeting) regarding the beneficial ownership of our common stock, OP units and LTIP units by (1) each of our directors, (2) each of our named executive officers, (3) all of our directors and executive officers as a group and (4) each holder of five percent or more of our common stock. The extent to which a person holds OP units or LTIP units as opposed to common stock is described in the footnotes below.

        The SEC has defined "beneficial ownership" of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A stockholder is also deemed to be, as of any date, the beneficial owner of all securities that such stockholder has the right to acquire within 60 days after that date through (a) the exercise of any option, warrant or right, (b) the conversion of a security, (c) the power to revoke a trust, discretionary account or similar arrangement, or (d) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, common stock subject to options or other rights (as set forth above) held by that person that are currently exercisable or will become exercisable within 60 days thereafter are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Each person named in the table has sole voting and investment power with respect to all of the common stock, OP units and LTIP units shown as beneficially owned by such person, except as otherwise indicated in the table or footnotes below. "OP units" refer to the common units of limited partnership interest in our Operating Partnership. "LTIP Units" refer to our Operating Partnership's Class O LTIP units. When vested, LTIP units are convertible by the holder into OP units on the terms set forth in our Operating Partnership's partnership agreement. OP units are redeemable for cash or, at our election, shares of our Class A common stock on a one-for-one basis.

        Unless otherwise indicated, the address of each named person is c/o QTS Realty Trust, Inc., 12851 Foster Street, Overland Park, Kansas 66213. To our knowledge, no shares beneficially owned by any executive officer or director have been pledged as security.

Beneficial Owner	Number of Shares and OP Units	Percentage of All Shares(1)	Percentage of All Shares and OP Units(2)
Directors and Executive Officers
Chad L. Williams(3)	6,758,097	13.2%	11.6%
William H. Schafer(4)	257,917	*	*
James H. Reinhart(5)	193,777	*	*
Daniel T. Bennewitz(6)	215,215	*	*
Jeffrey H. Berson(7)	151,625	*	*
John W. Barter(8)	103,751	*	*
William O. Grabe(9)	152,344	*	*
Catherine R. Kinney(10)	81,875	*	*
Peter A. Marino(11)	117,489	*	*
Scott D. Miller(12)	79,639	*	*
Philip P. Trahanas(13)	137,092	*	*
Stephen E. Westhead(14)	39,427	*	*
All directors and executive officers as a group (15 persons)	8,230,280	16.1%	13.9%
Other 5% Stockholders
The Vanguard Group(15)	7,376,779	14.5%	12.7%
BlackRock, Inc.(16)	4,530,798	8.9%	7.8%
Invesco Ltd.(17)	3,885,678	7.6%	6.7%
Vanguard Specialized Funds—REIT Index Fund(18)	3,277,281	6.4%	5.6%

*
Less than 1.0%

(1)
Assumes a total of 50,994,985 shares of Class A common stock and 128,408 shares of Class B common stock are outstanding. In addition, amounts for individuals and directors and executive officers as a group assume that the "in the money" value of Class O LTIP units that are vested or will be vested within 60 days are converted into OP units and all OP units held by such persons are exchanged for our common stock. The total number of shares of common stock outstanding used in calculating this percentage assumes that none of the OP units or LTIP units held by other persons are exchanged for our common stock.

(2)
Assumes a total of 50,994,985 shares of Class A common stock, 128,408 shares of Class B common stock and 6,941,941 OP units are outstanding, in addition to each individual's OP units that would be received upon conversion of vested Class O LTIP units or Class O LTIP Units that will be vested within 60 days.

(3)
Consists of 55,611 shares of Class A common stock, 145,222 restricted shares of Class A common stock, 128,408 shares of Class B common stock, 136,856 options to purchase Class A common stock exercisable within 60 days and 6,292,000 OP units (702,459 of which are held in various family trusts of which Mr. Williams in the trustee).

(4)
Consists of 27,196 shares of Class A common stock, 37,405 restricted shares of Class A common stock, 73,525 options to purchase Class A common stock exercisable within 60 days and 119,791 OP units.

(5)
Consists of 87,819 shares of Class A common stock, 30,336 restricted shares of Class A common stock and 75,622 options to purchase Class A common stock exercisable within 60 days.

(6)
Consists of 25,935 shares of Class A common stock, 37,595 restricted shares of Class A common stock, 75,342 options to purchase Class A common stock exercisable within 60 days and 76,343 OP units.

(7)
Consists of 17,707 shares of Class A common stock, 61,752 restricted shares of Class A common stock and 72,166 options to purchase Class A common stock exercisable within 60 days.

(8)
Consists of 5,247 shares of Class A common stock, 2,755 restricted shares of Class A common stock, 84,722 options to purchase Class A common stock exercisable within 60 days and 11,000 OP units.

(9)
Consists of 4,849 restricted shares of Class A common stock, 89,055 options to purchase Class A common stock exercisable within 60 days, and 58,440 OP Units.

(10)
Consists of 5,298 shares of Class A common stock, 4,959 restricted shares of Class A common stock, 66,483 options to purchase Class A common stock exercisable within 60 days and 5,135 OP units.

(11)
Consists of 5,044 shares of Class A common stock, 4,794 restricted shares of Class A common stock, 93,651 options to purchase Class A common stock exercisable within 60 days and 14,000 OP units.

(12)
Consists of 5,044 shares of Class A common stock, 4,794 restricted shares of Class A common stock, 64,666 options to purchase Class A common stock exercisable within 60 days and 5,135 OP units that would be received upon conversion of Class O LTIP units.

(13)
Consists of 6,094 shares of Class A common stock, 5,730 restricted shares of Class A common stock, 106,828 options to purchase Class A common stock exercisable within 60 days and 18,440 OP units that would be received upon conversion of Class O LTIP units.

(14)
Consists of 1,924 shares of Class A common stock, 5,014 restricted shares of Class A common stock, 27,354 options to purchase Class A common stock exercisable within 60 days and 5,135 OP units.

(15)
Based on Information provided in a Schedule 13G/A filed on February 12, 2018 by The Vanguard Group ("Vanguard"). According to the Schedule 13G/A, Vanguard beneficially owns 7,376,779 shares and has sole voting power with respect to 152,806 of such shares, shared voting power with respect to 73,875 of such shares, sole dispositive power with respect to 7,210,891 of such shares and shared dispositive power with respect to 165,888 of such shares; Vanguard Fiduciary Trust Company ("VFTC") beneficially owns 92,013 shares as a result of its serving as investment manager of collective trust accounts, and Vanguard Investments Australia, Ltd. ("VIA") beneficially owns 134,668 shares as a result of its serving as investment manager of Australian investment offerings. According to the Schedule 13G/A, VFTC and VIA are wholly owned subsidiaries of Vanguard. The address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(16)
Based on Information provided in a Schedule 13G/A filed on January 29, 2018 that indicated that BlackRock, Inc. ("BlackRock") is a parent holding company or control person that beneficially owns 4,530,798 shares and has the sole voting power with respect to 4,373,130 of such shares and the sole dispositive power with respect to all of such shares. The Schedule 13G/A further indicated that the following subsidiaries of Blackrock acquired the shares reported on the Schedule 13G/A: BlackRock (Netherlands) B.V., BlackRock (Luxembourg) S.A., BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management North Asia Limited, BlackRock Asset Management Schweiz AG,

  BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Fund Managers Ltd, BlackRock Institutional Trust Company, N.A., BlackRock International Limited, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd, BlackRock Investment Management, LLC and BlackRock Japan Co Ltd. The address of BlackRock is 55 East 52nd Street, New York, New York 10055.

(17)
Based on Information provided in a Schedule 13G filed on February 14, 2018 by Invesco Ltd. According to the Schedule 13G, Invesco Ltd., beneficially owns 3,885,678 shares and has sole voting power with respect to 2,354,534 of such shares and dispositive power with respect to all of its shares. The address of Invesco Ltd. is 1555 Peachtree Street NE, Suite 1800, Atlanta, Georgia 30309.

(18)
Based on Information provided in a Schedule 13G/A filed on February 2, 2018 by Vanguard Specialized Funds—Vanguard REIT Index Fund ("Vanguard REIT"). According to the Schedule 13G/A, Vanguard REIT beneficially owns 3,277,281 shares and has sole voting power with respect to all of such shares and no dispositive power with respect to any of its shares. The address of Vanguard REIT is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of securities ownership and changes in such ownership with the SEC. Executive officers, directors and greater than ten percent stockholders also are required by rules promulgated by the SEC to furnish us with copies of all Section 16(a) forms they file.

        Based solely upon a review of Forms 3 and 4 and amendments thereto and written representations furnished to us during the most recent fiscal year, no person who at any time during the fiscal year was a director, officer, or beneficial owner of more than 10% of any class of our equity securities failed to file on a timely basis, as disclosed in the above forms, reports required by Section 16(a) of the Exchange Act during the most recent fiscal year, except that the following Form 4 was filed late: the Form 4 reporting the August 14, 2017 automatic conversion of 4,592 shares of Class B common stock into the same number of Class A common stock by our Chief Executive Officer, Chad L. Williams.

 CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Tax Protection Agreement

        Upon completion of our initial public offering in October 2013, we entered into a tax protection agreement with Chad L. Williams, our Chairman and Chief Executive Officer, and his affiliates and family members who own OP units pursuant to which we agreed to indemnify them against certain tax liabilities resulting from: (1) the sale, exchange, transfer, conveyance or other disposition of our Atlanta-Metro, Atlanta-Suwanee or Santa Clara data centers in a taxable transaction prior to January 1, 2026, referred to as the protected period; (2) causing or permitting any transaction that results in the disposition by Mr. Williams or his affiliates and family members who own OP units of all or any portion of their interests in the our Operating Partnership in a taxable transaction during the protected period; or (3) our failure prior to the expiration of the protected period to maintain approximately $175 million of indebtedness that would be allocable to Mr. Williams and his affiliates for tax purposes or, alternatively, failing to offer Mr. Williams and his affiliates and family members who own OP units the opportunity to guarantee specific types of our Operating Partnership's indebtedness in order to enable them to continue to defer certain tax liabilities.

Partnership Agreement

        Concurrently with the completion of our initial public offering in October 2013, we entered into an amended and restated operating partnership agreement with the limited partners in our Operating Partnership. As of March 9, 2018 (the record date for the Annual Meeting) limited partners in our Operating Partnership (other than us) owned approximately 12.0% of our Operating Partnership. Pursuant to the operating partnership agreement, holders of OP units have the right beginning on the date that is the later of (1) November 1, 2014 (which was 12 months from the beginning of the first full calendar month following the completion of our initial public offering) and (2) the date of issuance of the OP units to require our Operating Partnership to redeem all or part of their OP units for cash equal to the then-current market value of an equal number of shares of our Class A common stock (determined in accordance with and subject to adjustment under the partnership agreement), or, at our election, to exchange their OP units for shares of our Class A common stock on a one-for-one basis subject to certain adjustments and the restrictions on ownership and transfer of our stock set forth in our charter. Additionally, pursuant to our operating partnership agreement, holders of vested Class O LTIP units and vested Class RS LTIP units may convert their units into a certain number of OP units in accordance with their terms. The limited partners in our Operating Partnership who held OP units received registration rights with respect to the shares of our Class A common stock that may be issued to them upon the exchange of their OP units, see "—Limited Partners' Registration Rights Agreement" below.

Limited Partners' Registration Rights Agreement

        Upon completion of our initial public offering in October 2013, we entered into a registration rights agreement with the limited partners in our Operating Partnership, including certain of our directors and executive officers. As required by the registration rights agreement, we filed a registration statement covering the issuance to the limited partners of shares of our Class A common stock upon redemption of their OP units (collectively, the "registrable shares"). The registration statement was declared effective on November 25, 2014.

        We also agreed to indemnify the persons receiving rights against specified liabilities, including certain potential liabilities arising under the Securities Act of 1933, as amended, or the Exchange Act, or to contribute to the expenses incurred or the payments such persons may be required to make in respect thereof. We agreed to pay all of the expenses relating to the registration and any underwritten offerings of such securities, including, without limitation, all registration, listing, filing and stock exchange or FINRA fees, all fees and expenses of complying with securities or "blue sky" laws, all printing expenses, all fees of counsel and independent public accountants retained by us and the cost of any liability insurance or other premiums for insurance obtained in connection with any shelf registration statement pursuant to the registration rights agreement. The holder will be responsible for underwriting discounts and commissions, any out-of-pocket expenses (including disbursements of such holder's counsel, accountants and other advisors) and any transfer taxes related to the sale or disposition of the shares.

Mr. Williams' Registration Rights Agreements

        Chad L. Williams, our Chairman and Chief Executive Officer, is a party to an amended and restated registration rights agreement. Under the registration rights agreement, beginning 180 days after the completion of our initial public offering, Mr. Williams has a demand right to require us to file a new registration statement and prospectus providing for the sale of some or all of his shares, provided that (i) unless he is registering all of his shares, the shares to be registered in any registration must have an aggregate offering price of at least $5 million, (ii) he may make only four such demands, and (iii) we are not required to effect more than two such demands in any 12 month period. Mr. Williams may require us to use our reasonable best efforts to cause any such demand registration to be in the form of an underwritten offering. We may satisfy this obligation by causing the requested shares to be included as part of an existing shelf registration statement that we then have on file with (and that has been declared effective by) the SEC. In addition to the foregoing, if we file a registration statement with respect to an offering for our own account or on behalf of a holder of our common stock, Mr. Williams will have the right, subject to certain limitations, to register such number of registrable shares held by him as he requests. With respect to underwritten offerings, we will not be required to include any of Mr. Williams' shares in the offering unless he accepts the terms of the offering as agreed between us and the underwriter, and then only in such amount as the underwriter believes will not jeopardize the success of the offering.

        The registration rights agreement also provides Mr. Williams registration rights similar to those under the limited partner registration rights agreement described above, in that we are required to file a registration statement covering the issuance to Mr. Williams of our Class A common stock upon redemption of his OP units.

        We have filed with the SEC a registration statement to satisfy our obligations under this and the limited partners' registration rights agreements. The registration statement was declared effective by the SEC on November 25, 2014.

        We also agreed in the registration right agreement to indemnify Mr. Williams against specified liabilities, including certain potential liabilities arising under the Securities Act of 1933, as amended, or the Exchange Act, or to contribute to the expenses incurred or the payments Mr. Williams may be required to make in respect thereof. We agreed to pay all of the expenses relating to the registration and any underwritten offerings of such securities, including, without limitation, all registration, listing, filing and stock exchange or FINRA fees, all fees and expenses of complying with securities or "blue sky" laws, all printing expenses, all fees of counsel and independent public accountants retained by us and the cost of any liability insurance or other premiums for insurance obtained in connection with any shelf registration statement pursuant to the registration rights agreement. The holder will be responsible for underwriting discounts and commissions, any out-of-pocket expenses (including disbursements of such holder's counsel, accountants and other advisors) and any transfer taxes related to the sale or disposition of the shares.

Office and Data Center Leases

        Our Operating Partnership leases approximately 27,000 square feet of office space and common area to house the Company's corporate headquarters and approximately 2,500 square feet of raised floor operating net rentable square feet data center space at the J. Williams Technology Center, which is a 35,000 square foot Class A office and technology building located at 12851 Foster Street in Overland Park, Kansas. The J. Williams Technology Centre is owned by Quality Investment Properties—Williams Centre, an entity that is 81% owned by Chad L. Williams, our Chairman and Chief Executive Officer, and 19% owned by other members of his family. The lease was entered into in January 2009, expires in December 2018 and has one five-year renewal term. In December 2017, the Company exercised its option to extend the term of the lease through December 31, 2022. We pay monthly rent of approximately $84,520 under the lease, plus our pro rata share of certain repair and maintenance expenses relating to the leased premises. We believe that the terms of this lease are fair and reasonable and reflect the terms we could expect to obtain in an arm's length transaction for comparable space elsewhere in Overland Park, Kansas

        CDJ Properties, LLC, a company 100% owned by Chad L. Williams, our Chairman and Chief Executive Officer, leases warehouse space from the Company at 8005 Bond Street, Lenexa, Kansas. During 2017, the Company received rent in the amount of approximately $48,820. In addition, CDJ Properties, LLC is required to pay for its pro rata share of certain repair and maintenance expenses. We believe that the terms of this lease are fair and reasonable and reflect the terms we could expect to obtain in an arm's length transaction for comparable space elsewhere in Lenexa, Kansas.

Business with Williams Family Companies

        Mr. Williams and his affiliates own various interests in and operate certain non-real estate businesses, including Quality Office Interiors, LLC ("Quality Office"), an office furnishing sales and design company. From time to time, we have made purchases of office furnishings from Quality Office through individual purchase orders in the ordinary course of business. For each such order, we paid a design fee to Quality Office equal to 15% of the cost of such order, and paid the cost of such order directly to the vendor, and reimbursed Quality Office for certain expenses. We believe that these purchase terms are fair and reasonable and reflect the terms we could expect to obtain in an arm's length transaction with another vendor. Quality Office is 49% owned by Mr. Williams, and the remaining interest is held by his immediate family member. In 2017, the total amount paid by us to Quality Office was approximately $455,760.

Employment Agreements

        In 2017, we entered into new employment agreements with each of Messrs. Williams, Berson, Schafer, Reinhart and Bennewitz. For a description of the terms of these employment agreements, see "Compensation of Executive Officers—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Executive Employment Agreements."

Goza, Bloom and Greaves Employment Agreements

        In 2017, we also entered into new employment agreements with each of Ms. Goza, Mr. Bloom and Mr. Greaves.

        Pursuant to each of the employment agreements, we pay Ms. Goza and Messrs. Bloom and Greaves an annual base salary of $300,000, subject to annual review. Each agreement provides for a bonus opportunity for threshold performance targeted at 60% of Ms. Goza's base salary and 50% of the base salary of Messrs. Bloom and Greaves. Each executive is also entitled to four weeks' paid vacation.

        The employment agreements for Ms. Goza and Messrs. Bloom and Greaves provide for a two-year term with automatic renewal terms of two years, unless either party gives a non-renewal notice within a specified time frame. The agreements further provide that, upon termination of the employment agreements, other than as a result of a termination for "cause" or a resignation without "good reason," as those terms are defined in each employment agreement, the executive will, upon execution of a release acceptable to us, be eligible to receive the following benefits in addition to his or her then-accrued compensation (as defined below):

  •
  one year of base pay plus the target bonus in effect on the termination date;

  •
  all bonus amounts earned but not yet paid for the year prior to the year in which the termination date occurs;

  •
  full vesting of any equity awards that would otherwise vest during the then-current term of the agreement;

  •
  reimbursement for premiums for 18 months of COBRA coverage if the executive elects COBRA coverage; and

  •
  outplacement services and support for a period of one year.

However, if any such termination occurs within two years following a "change in control," the executive will be eligible to receive the following benefits (in lieu of the benefits listed above) in addition to his or her "accrued compensation":

  •
  an amount equal to the sum of (A) two times the base salary in effect on the date of the change in control or the date of the termination, whichever is higher, and (B) two times his or her annual bonus on date of termination or date of change in control, whichever is higher, calculated based on maximum bonus available assuming all performance goals are fully met;

  •
  reimbursement of the cost of health, disability and accidental death, and dismemberment insurance in an amount not less than that provided at the time of the executive's termination or, if greater, on the date on which the change in control occurred, until the earlier of (x) the date on which the executive becomes eligible to receive substantially the same or greater benefits from another employer or (y) the second anniversary of the date of the termination; and

  •
  one year of outplacement services and support.

        The new employment agreements further provide that if the executive is terminated following death or disability, the executive will be eligible to receive all "accrued compensation" and, if not previously vested in full, all equity awards granted to the executive will fully vest as of the termination date.

        In the event we terminate the executive for "cause" or the executive terminates employment without "good reason," we will be obligated to pay the executive all "accrued compensation." The employment agreements generally define "change in control," "cause", "good reason" and "accrued compensation" as defined in the employment agreements with Messrs. Berson, Bennewitz and Reinhart. In addition, the employment agreements with each of Ms. Goza and Messrs. Bloom and Greaves also include non-compete and confidentiality covenants that are substantially the same as in the employment agreements with Messrs. Berson, Bennewitz and Reinhart. See "Compensation of Executive Officers—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Executive Employment Agreements—Berson, Bennewitz and Reinhart Employment Agreements."

Charter Aircraft Arrangement

        Beginning in June 2015, the Company began to charter an aircraft from Priester Aviation for business purposes. The Company pays a charter fee directly to Priester Aviation for its use of the aircraft. The aircraft is owned by Hawker I, LLC and operated by Quality Group of Companies, LLC, and both companies are 100% owned by Chad L. Williams, our Chairman and Chief Executive Officer. Quality Group of Companies, LLC hired Priester Aviation, a third-party aviation service provider, to operate and manage all charter services of the aircraft. During 2017, $465,109 of the amount that the Company paid to Priester Aviation for charter flights was paid to Quality Group of Companies, LLC.

Intellectual Property

        In August 2013, in connection with our initial public offering, we entered into a license agreement with Quality Group of Companies, LLC ("QGC"), which is owned by Chad L. Williams, pursuant to which QGC granted us a license to use the trademarked stylized "Q" used in QGC's logo at no cost. On April 3, 2017, we entered into an amended and restated license agreement with QGC. Under the terms of the amended and restated license agreement, QGC continues to grant us a license to use the trademarked stylized "Q" and QGC is responsible for the costs and expenses associated with maintaining the registrations for the trademark. The license will terminate if Mr. Williams' employment with us or any affiliate is terminated or if it is determined in a final binding legal decision that we or an affiliate have breached a written employment agreement with Mr. Williams.

        In April 2017, we entered into a license agreement with Chad. L. Williams to display certain artwork he owns in certain of our properties at no cost. The agreement has a one-year term, with automatic renewals on a year-to-year basis unless either party provides 30-days written notice to the other party.

Indemnification Agreements

        We have entered into indemnification agreements with each of our executive officers and directors that obligate us to indemnify them to the maximum extent permitted by Maryland law. The indemnification agreements provide that if a director or executive officer is a party or is threatened to be made a party to any proceeding by reason of such director's or executive officer's status as a director, officer or employee of our company, we must indemnify such director or executive officer for all reasonable expenses and liabilities actually incurred by him or her, or on his or her behalf, unless it has been established that:

  •
  the act or omission of the director or executive officer was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty;

  •
  the director or executive officer actually received an improper personal benefit in money, property or services; or

  •
  with respect to any criminal action or proceeding, the director or executive officer had reasonable cause to believe that his or her conduct was unlawful;

provided, however, that we (i) have no obligation to indemnify such director or executive officer for a proceeding by or in the right of our company, for reasonable expenses and liabilities actually incurred by him or her, or on his or her behalf, if it has been adjudged that such director or executive officer is liable to us with respect to such proceeding and (ii) have no obligation to indemnify or advance expenses of such director or executive officer for a proceeding brought by such director or executive officer against the company, except for a proceeding brought to enforce indemnification under Section 2-418 of the MGCL or as otherwise provided by our bylaws, our charter, a resolution of the Board or an agreement approved by the Board. Under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation in which the director or officer was adjudged liable on the basis that a personal benefit was improperly received.

        Upon application of a director or executive officer of our company to a court of appropriate jurisdiction, the court may order indemnification of such director or executive officer if:

  •
  the court determines that such director or executive officer is entitled to indemnification under Section 2-418(d)(1) of the MGCL, in which case the director or executive officer shall be entitled to recover from us the expenses of securing such indemnification; or

  •
  the court determines that such director or executive officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director or executive officer has met the standards of conduct set forth in Section 2-418(b) of the MGCL or has been adjudged liable for receipt of an "improper personal benefit" under Section 2-418(c) of the MGCL; provided, however, that our indemnification obligations to such director or executive officer will be limited to the expenses actually and reasonably incurred by him or her, or on his or her behalf, in connection with any proceeding by or in the right of our company or in which the officer or director shall have been adjudged liable for receipt of an improper personal benefit under Section 2-418(c) of the MGCL.

        Notwithstanding, and without limiting any other provisions of the indemnification agreements, if a director or executive officer is a party or is threatened to be made a party to any proceeding by reason of such director's or executive officer's status as our director, officer or employee, and such director or executive officer is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such proceeding, we must indemnify such director or executive officer for all expenses actually and reasonably incurred by him or her, or on his or her behalf, in connection with each successfully resolved claim, issue or matter, including any claim, issue or matter in such a proceeding that is terminated by dismissal, with or without prejudice.

        We must pay all indemnifiable expenses in advance of the final disposition of any proceeding if the director or executive officer furnishes us with a written affirmation of the director's or executive officer's good faith belief that the standard of conduct necessary for indemnification by us has been met and a written undertaking to reimburse us if a court of competent jurisdiction determines that the director or executive officer is not entitled to indemnification.

        In addition to the indemnification agreements, our charter and bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (1) any of our present or former directors or officers who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (2) any individual who, while serving as our director or officer and at our request, serves or has served another corporation, REIT, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, REIT, partnership, joint venture, trust, employee benefit plan or other enterprise, and who is made or threatened to be made a party to the proceeding by reason of his service in that capacity.

Review, Approval or Ratification of Transactions with Related Persons

        Our Code of Business Conduct and Ethics prohibits directors and executive officers from engaging in transactions that may result in a conflict of interest with us. The Code of Business Conduct and Ethics allows exceptions to this prohibition, but only if a majority of the disinterested directors approve the transaction or the transaction has otherwise been approved pursuant to the Company's Related Party Transaction Policy. According to the Related Party Transaction Policy and the Audit Committee's charter, the Audit Committee will review any transaction involving a director or officer that may create a conflict of interest. The Audit Committee will either approve or reject the transaction or refer the transaction to the full Board or other appropriate committee in its discretion.

MISCELLANEOUS

Other Matters to Come Before the Annual Meeting

        No other matters are to be presented for action at the Annual Meeting other than as set forth in this Proxy Statement. If other matters properly come before the meeting, however, the persons named in the proxy card will vote all proxies solicited by this Proxy Statement as recommended by the Board, or, if no such recommendation is given, in their own discretion.

Stockholder Proposals and Nominations for the 2019 Annual Meeting

        Any proposal of a stockholder intended to be included in our proxy statement for the 2019 Annual Meeting of Stockholders (the "2019 Annual Meeting") pursuant to SEC Rule 14a-8 must be received by us no later than November 19, 2018 unless the date of our 2019 Annual Meeting is more than 30 days before or after May 3, 2019, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials. All proposals should be directed to our Corporate Secretary, at 12851 Foster Street, Overland Park, Kansas 66213.

        In addition, any stockholder who wishes to propose a nominee to the Board or propose any other business to be considered by the stockholders (other than a stockholder proposal included in our proxy materials pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act) must comply with the advance notice provisions and other requirements of Article II, Section 12 of our bylaws, which are on file with the SEC and may be obtained from Investor Relations upon request. These notice provisions require that nominations of persons for election to the Board and the proposal of business to be considered by the stockholders for the 2019 Annual Meeting must be received no earlier than October 20, 2018 and no later than 5:00 p.m., Eastern Time, on November 19, 2018. However, in the event that the 2019 Annual Meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the 2018 Annual Meeting, notice by the stockholder to be timely must be received no earlier than the 150th day prior to the date of the meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of the meeting or the tenth day following the date of the first public announcement of the meeting.

Householding of Proxy Materials

        If you and other residents at your mailing address own shares of common stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold shares through that broker or bank. This practice of sending only one copy of proxy materials is known as "householding." If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of our annual report and Proxy Statement to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm and your account number to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717 (telephone number: 1-800-542-1061). The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of this Proxy Statement or our annual report, we will promptly send a copy to you if you address your written request to or call QTS Realty Trust, Inc., 12851 Foster Street, Overland Park, Kansas 66213, Attention: Investor Relations at (678) 835-4443 or ir@qtsdatacenters.com. If you are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting Investor Relations in the same manner.

 IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 3, 2018

        This Proxy Statement and our 2017 Annual Report are available on our website at www.qtsdatacenters.com. In addition, our stockholders may access this information, as well as transmit their voting instructions, at www.proxyvote.com by having their proxy card and related instructions in hand.

        Additional copies of this Proxy Statement and our Annual Report will be furnished to our stockholders upon written request to the Corporate Secretary at the mailing address for our executive offices set forth on the first page of this Proxy Statement. If requested by eligible stockholders, we will provide copies of exhibits to our Annual Report on Form 10-K for the year ended December 31, 2017 for a reasonable fee.

By Order of the Board of Directors

Shirley E. Goza Secretary

Overland Park, Kansas

March 19, 2018

 Computershare 211 Quality Circle, Suite 210 College Station, TX 77845 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR the following: For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 1. Election of Directors Nominees 000 The Board of Directors recommends you vote FOR proposals 2 and 3. ForAgainst Abstain 2To approve, on a non-binding advisory basis, the compensation paid to the Company's named executive officers. 3To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018. NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. 0000358571_1 R1.0.1.17 000 000 Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report are available at www.proxyvote.com QTS REALTY TRUST, INC. Annual Meeting of Stockholders May 3, 2018 8:00 AM CDT This proxy is solicited by the Board of Directors The undersigned stockholder(s) hereby appoint(s) Jeffrey H. Berson and Shirley E. Goza, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of QTS REALTY TRUST, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholder(s) to be held at 8:00 AM, CDT on May 3, 2018, at 12851 Foster Street, Overland Park, Kansas 66213, and any adjournment or postponement thereof. 0000358571_2 R1.0.1.17 Continued and to be signed on reverse side